ARTICLES OF INCORPORATION

                                    OF

                       CENTRAL INVESTMENT FUND, INC.


                                 * * * * *


                                 ARTICLE I

           THE UNDERSIGNED, Mark Diffenbaugh, whose post office address is 300 East Lombard Street, Baltimore, Maryland 21202, being at least eighteen
 (18) years of age, hereby forms a corporation under and by virtue of the Maryland General Corporation Law.


                                 ARTICLE II

                                    NAME

           The name of the Corporation is Central Investment Fund, Inc. (the "Corporation").


                                ARTICLE III

                            PURPOSES AND POWERS

           The purposes for which the Corporation is formed are to exercise and enjoy all of the general powers, rights and privileges granted to, or conferred upon, corporations by the Maryland General Corporation Law now or hereafter in force.


                                 ARTICLE IV

                    PRINCIPAL OFFICE AND RESIDENT AGENT

           The post office address of the principal office of the Corporation in the State of Maryland is c/o The Corporation Trust Incorporated, 300 East Lombard Street, Baltimore, Maryland 21202. The name of the resident agent of the Corporation in the State of Maryland is The Corporation Trust Incorporated, a corporation of the State of Maryland, and the post office address of the resident agent is 300 East Lombard Street, Baltimore, Maryland 21202.


                                 ARTICLE V

                               CAPITAL STOCK

           (1) The total number of shares of capital stock of all classes which the Corporation shall have authority to issue is Two Hundred Million (200,000,000) shares, each of which shall have a par value of one cent ($.01) per share and all of which shall have an aggregate par value of Two Million Dollars ($2,000,000).

           (2) (a) The Board of Directors of the Corporation is authorized to classify or to reclassify, from time to time, any unissued shares of stock of the Corporation, whether now or hereafter authorized, by setting, changing or eliminating the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications, or terms and conditions of or rights to require redemption of the stock.

                (b) Without limiting the generality of the foregoing, the dividends and distributions or other payments with respect to the stock of the Corporation, and with respect to each class that hereafter may be created, shall be in such amount as may be declared from time to time by the Board of Directors, and such dividends and distributions may vary from class to class to such extent and for such purposes as the Board of Directors may deem appropriate, including, but not limited to, the purpose of complying with requirements of regulatory or legislative authorities.

                (c) Until such time as the Board of Directors shall provide otherwise pursuant to the authority granted in this section (2) all the authorized shares of the Corporation are designated as Common Stock.
 Shares of the Common Stock and the holders thereof, and shares of any class and the holders thereof, shall be subject to the following provisions, provided, however, that if no shares of any class other than Common Stock are outstanding, the shares of the Common Stock and the holders thereof shall nevertheless be subject to the following provisions except to the extent that such provisions are by their terms applicable only when shares of two or more classes are outstanding.

           (3) Shares of each class of stock shall be entitled to such dividends or distributions, in stock or in cash or both, as may be declared from time to time by the Board of Directors, acting in its sole discretion, with respect to such class.

           (4) In the event of the liquidation or dissolution of the Corporation, the holders of the Common Stock shall be entitled to receive all the assets of the Corporation not attributable to other classes of stock through any preference. The assets so distributable to the stockholders shall be distributed among such stockholders in proportion to the number of shares of that class held by them and recorded on the books of the Corporation.

           (5) Unless otherwise expressly provided in the Charter of the Corporation, and except as required under applicable law, on each matter submitted to a vote of stockholders for approval, each holder of a share of capital stock of the Corporation shall be entitled to one vote for each share standing in such holder's name on the books of the Corporation, irrespective of the class or series thereof, and all shares of all classes or series of capital stock shall vote together as a single class; provided, however, that (i) as to any matter with respect to which a separate vote of any class or series is required by the Investment Company Act of 1940 (the "1940 Act"), the Maryland General Corporation Law or the Charter of the Corporation, such class or series shall vote separately as a class or series with respect to such matter in addition to the vote of the holders of all classes or series of capital stock of the Corporation voting together as a single class (unless the 1940 Act, the Maryland General Corporation Law or the Charter of the Corporation shall provide that the separate vote of such class or series shall apply in lieu of the vote of all the holders of all classes or series, in which case, such class or series shall vote separately as a class or series with respect to such matter and no vote of any other class or series shall be necessary with respect to such matter); and (ii) as to any matter which does not affect the express contract rights as set forth in the Charter of the Corporation of any particular class or series, including the liquidation of a particular class or series as described in subsection (1) above, only the holders of shares of the one or more affected classes or series shall be entitled to vote thereon.

           (6) Except as otherwise provided in the Charter of the Corporation creating any class or series of capital stock, the Corporation shall be entitled to purchase shares of its capital stock, to the extent that the Corporation may lawfully effect such purchase under the laws of the State of Maryland, upon such terms and conditions and for such consideration as the Board of Directors shall deem advisable.

           (7) Except as otherwise provided in the Charter of the Corporation creating any class or series of capital stock, all shares purchased by the Corporation shall constitute authorized but unissued shares and the number of the authorized shares of stock of the Corporation shall not be reduced by the number of any shares purchased by it. Unless and until their classification is changed in accordance with section (2) of this Article V, all shares of capital stock so purchased shall continue to belong to the same class to which they belonged at the time of their purchase.

           (8) The Corporation may issue shares of stock in fractional denominations to the same extent as its whole shares, and shares in fractional denominations shall be shares of capital stock having proportionately to the respective fractions represented thereby all the rights of whole shares, including without limitation, the right to vote, the right to receive dividends and distributions, and the right to participate upon liquidation of the Corporation, but excluding the right to receive a stock certificate representing fractional shares.

           (9) All persons who shall acquire capital stock or other securities of the Corporation shall acquire the same subject to the provisions of the Charter of the Corporation and the By-Laws of the Corporation, as each may be amended from time to time.



                                 ARTICLE VI

                   PROVISIONS FOR DEFINING, LIMITING AND
                REGULATING CERTAIN POWERS OF THE CORPORATION
                    AND OF THE DIRECTORS AND STOCKHOLDERS

           (1) The number of directors of the Corporation shall initially be five (5), which number may be increased or decreased by or pursuant to the By-Laws of the Corporation but shall never be less than two (2), unless the Corporation has three (3) or more stockholders during which time the number of directors shall never be less than three (3). The names of the persons who shall act as directors until their successors are duly elected and qualified are:

                  James A. McIntosh
                  Jane S. Miller
                  William R. Latham III
                  Donald J. Puglisi
                  John F. Sase

           A director shall hold office until his successor shall be elected and shall qualify, subject, however, to prior death, resignation, retirement, disqualification or removal from office. In no case shall a decrease in the number of directors shorten the term of any incumbent director. Any vacancy on the Board of Directors that results from an increase in the number of directors may be filled by a majority of the entire Board of Directors, provided that a quorum is present, and any other vacancy occurring in the Board of Directors may be filled by a majority of the directors then in office, whether or not sufficient to constitute a quorum, or by a sole remaining director; provided, however, that if the stockholders of any class of the Corporation's capital stock are entitled separately to elect one or more directors, a majority of the remaining directors elected by that class or series or the sole remaining director elected by that class or series may fill any vacancy among the number of directors elected by that class or series. A director elected by the Board of Directors to fill any vacancy in the Board of Directors shall serve until his successor shall be elected and shall qualify, subject, however, to prior death, resignation, retirement, disqualification or removal from office. At any meeting of stockholders, stockholders shall be entitled to elect directors to fill any vacancies in the Board of Directors that have arisen since the preceding annual meeting of stockholders (whether or not any such vacancy has been filled by election of a new director by the Board of Directors), and any director so elected by the stockholders shall hold office until the next annual meeting of stockholders or until death, resignation or retirement or until a successor is elected and qualified; provided, however, that if the stockholders of any class or series of the capital stock of the Corporation are entitled separately to elect one or more directors, only the stockholders of that class or series may elect a successor to fill a vacancy on the Board of Directors which results from the removal of a director elected by that class or series. A director may be removed with or without cause and only by the affirmative vote of a majority of all the votes entitled to be cast in an election of such Director; provided, however, that if the stockholders of any class or series are entitled separately to elect one or more directors, the director elected by a class or series may not be removed without cause except by the affirmative vote of a majority of all of the votes of that class or series.

           (2) The Board of Directors of the Corporation is hereby empowered to authorize the issuance from time to time of shares of capital stock, whether now or hereafter authorized, for such consideration as the Board of Directors may deem advisable, subject to such limitations as may be set forth in the Charter or in the By-Laws of the Corporation or under applicable law.

           (3) Each person who at any time is or was a director or officer of the Corporation shall be indemnified by the Corporation to the fullest extent permitted by the Maryland General Corporation Law as it may be amended or interpreted from time to time, including the advancing of expenses, subject to any limitations imposed by applicable law. Furthermore, to the fullest extent permitted by Maryland law, as it may be amended or interpreted from time to time, but subject to the limitations imposed by any other applicable law, no director or officer of the Corporation shall be personally liable to the Corporation or its stockholders for money damages. No amendment of the Charter of the Corporation or repeal of any of its provisions shall limit or eliminate any of the benefits provided to any person who at any time is or was a director or officer of the Corporation under this section (3) in respect of any act or omission that occurred prior to such amendment or repeal.

           (4) The Board of Directors of the Corporation shall have the exclusive authority to make, alter or repeal from time to time any of the By-Laws of the Corporation except any particular By-Law which is specified as not subject to alteration or repeal by the Board of Directors, subject to the requirements of applicable law.


                                ARTICLE VII

                        DENIAL OF PREEMPTIVE RIGHTS

           No stockholder of the Corporation shall by reason of his holding shares of capital stock have any preemptive or preferential right to purchase or subscribe to any shares of capital stock of the Corporation, now or hereafter authorized, or any notes, debentures, bonds or other securities convertible into shares of capital stock, now or hereafter to be authorized, whether or not the issuance of any such shares of capital stock, or notes, debentures, bonds or other securities would adversely affect the dividend or voting rights of such stockholder; and the Board of Directors may issue shares of any class of capital stock of the Corporation, or any notes, debentures, bonds, or other securities convertible into shares of any class of capital stock of the Corporation, either, whole or in part, to the existing stockholders.


                                ARTICLE VIII

                       CERTAIN VOTES OF STOCKHOLDERS

           At all meetings of the stockholders, the holders of a majority of the shares of stock of the Corporation entitled to vote at the meeting, present in person or by proxy, shall constitute a quorum for the transaction of any business, except as otherwise provided by Maryland General Corporation Law or the 1940 Act. In the absence of a quorum, no business may be transacted, except that the holders of a majority of the shares of stock present in person or by proxy and entitled to vote may adjourn the meeting from time to time, without notice other than announcement thereat or notice otherwise required by the By-Laws of the Corporation, until the holders of the requisite amount of shares of stock shall be so present. At any such adjourned meeting at which a quorum may be present any business may be transacted which might have been transacted at the meeting as originally called. The absence from any meeting, in person or by proxy, of holders of the number of shares of stock of the Corporation in excess of a majority thereof which may be required by the laws of the State of Maryland, the 1940 Act, or other applicable statute, the Charter of the Corporation, or the By-Laws of the Corporation, for action upon any given matter shall not prevent action at such meeting upon any other matter or matters which may properly come before the meeting, if there shall be present thereat, in person or by proxy, holders of the number of shares of stock of the Corporation required for action in respect of such other matter or matters. A quorum shall be present with respect to matters as to which only the holders of one class or series of stock may vote if a majority of the shares of that class or series are present at the meeting in person or by proxy, and the absence of holders of a majority of shares with respect to one class or series shall have no effect with respect to any other class or series of stock.

           Except as otherwise provided in the Charter of the Corporation and notwithstanding any provision of the Maryland General Corporation Law requiring approval by the stockholders (or any class of stockholders or any series thereof) of any action by the affirmative vote of a greater proportion than a majority of the votes entitled to be cast on the matter, any such action maybe taken or authorized upon the concurrence of a majority of the number of votes entitled to be cast thereon (or a majority of the votes entitled to be cast thereon as a separate class or any series thereof).


                                 ARTICLE IX

                           DETERMINATION BINDING

           Any determination made in good faith, so far as accounting matters are involved, in accordance with accepted accounting practice by or pursuant to the authority of the direction of the Board of Directors, as to the amount of assets, obligations or liabilities of the Corporation, as to the amount of net income of the Corporation from dividends and interest for any period or amounts at any time legally available for the payment of dividends, as to the amount of any reserves or charges set up and the propriety thereof, as to the time of or purpose for creating reserves or as to the use, alteration or cancellation of any reserves or charges (whether or not any obligation or liability for which such reserves or charges shall have been created, shall have been paid or discharged or shall be then or thereafter required to be paid or discharged), as to the price of any security owned by the Corporation or as to any other matters relating to the issuance, sale, redemption or other acquisition or disposition of securities or shares of capital stock of the Corporation, and any reasonable determination made in good faith by the Board of Directors shall be final and conclusive, and shall be binding upon the Corporation and all holders of its capital stock, past, present and future, and shares of the capital stock of the Corporation are issued and sold on the condition and understanding, evidenced by the purchase of shares of capital stock or acceptance of share certificates, that any and all such determinations shall be binding as aforesaid. No provision of these Articles of Incorporation shall be effective to (a) require a waiver of compliance with any provision of applicable law or (b) protect or purport to protect any director or officer of the Corporation against any liability to the Corporation or its security holders to which he would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office.


                                 ARTICLE X

                      PRIVATE PROPERTY OF STOCKHOLDERS

           The private property of stockholders shall not be subject to the payment of corporate debts to any extent whatsoever.


                                 ARTICLE XI

                             TERM OF EXISTENCE

           The Corporation's existence shall be perpetual; provided, however, that if the Corporation shall hereafter issue any capital stock which ranks prior to the Corporation's Common Stock with respect to the payment of dividends or the distribution of assets upon liquidation, which shall thereafter be redeemed by the Corporation, the Corporation's existence shall terminate thirty (30) days after the earliest date as of which all such preferred stock shall have been redeemed, unless the Board of Directors, prior to the expiration of said thirty (30) day period, determines to continue the Corporation's existence, in which case the Corporation's existence thereafter shall be perpetual subject, as often as may be necessary, to the foregoing provision and exception.


                                ARTICLE XII

                                 AMENDMENT

           The Corporation reserves the right to amend, alter, change or repeal any provision contained in the Charter of the Corporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.


           IN WITNESS WHEREOF, the undersigned incorporator of Central Investment Fund, Inc. hereby executes the foregoing Articles of Incorporation and acknowledges the same to be his act and further acknowledges that, to the best of his knowledge, the matters and facts set forth therein are true in all material respects under the penalties of perjury.

           Dated the 4th day of March, 1998.



                                   /s/ Mark Diffenbaugh
                                   --------------------
                                   Mark Diffenbaugh






                           ARTICLES SUPPLEMENTARY

                      OF CENTRAL INVESTMENT FUND, INC.


           CENTRAL INVESTMENT FUND, INC., a Maryland corporation having its principal Maryland office in the City of Baltimore (the "Corporation"), certifies to the State Department of Assessments and Taxation of Maryland that:

           FIRST: Pursuant to authority expressly vested in the Board of Directors of the Corporation by Article V of its Amended Articles of Incorporation, the Board of Directors has reclassified an aggregate of 2,000 shares of its authorized but unissued capital stock as two (2) separate series of preferred stock, the first series consisting of 1,000 shares and the second series consisting of 1,000 shares, and has fixed the preferences, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption, of the shares of each such series of preferred stock as follows:

                                DESIGNATION

           Series A AMPS: A series of 1,000 shares of preferred stock, par value $.01 per share, liquidation preference $100,000 per share, plus an amount equal to accumulated but unpaid dividends (whether or not earned or declared) thereon plus the premium, if any, resulting from a redemption or liquidation, is hereby designated "Auction Market Preferred Stock, Series A" ("Series A AMPS"). Each share of Series A AMPS shall accumulate dividends from the Date of Original Issue (this initially capitalized term and other initially capitalized terms not otherwise defined herein shall have the meanings specified in Section 1.1 hereof) thereof and shall have such other preferences, limitations and relative voting rights, in addition to those required by applicable law or set forth in the Charter of the Corporation which are applicable to preferred stock of the Corporation, as are set forth in these Articles Supplementary. The Series A AMPS shall constitute a separate series of preferred stock of the Corporation, and each share of Series A AMPS shall be identical.

           Series B AMPS: A series of 1,000 shares of preferred stock, par value $.01 per share, liquidation preference $100,000 per share, plus an amount equal to accumulated but unpaid dividends (whether or not earned or declared) thereon plus the premium, if any, resulting from a redemption or liquidation, is hereby designated "Auction Market Preferred Stock, Series B" ("Series B AMPS"). Each share of Series B AMPS shall accumulate dividends from the Date of Original Issue (this initially capitalized term and other initially capitalized terms not otherwise defined herein shall have the meanings specified in Section 1.1 hereof) thereof and shall have such other preferences, limitations and relative voting rights, in addition to those required by applicable law or set forth in the Charter of the Corporation which are applicable to preferred stock of the Corporation, as are set forth in these Articles Supplementary. The Series B AMPS shall constitute a separate series of preferred stock of the Corporation, and each share of Series B AMPS shall be identical.


                                 ARTICLE I

                        DEFINITIONS AND CONSTRUCTION

           1.1. Certain Definitions. The following terms shall have the following meanings, unless the context otherwise requires:

           "'AA' Composite Commercial Paper Rate" for any period less than 183 days as of any date means (i) the Interest Equivalent of the rate on commercial paper for such period placed on behalf of issuers whose corporate bonds are rated "AA" by S&P or Moody's, or the equivalent of such rating by S&P or Moody's or another nationally recognized statistical rating organization, as the rate for such period is made available on a discount basis or otherwise by the Federal Reserve Bank of New York for the Business Day immediately preceding such date, or (ii) in the event that the Federal Reserve Bank of New York does not make available such a rate, then the arithmetic average of the Interest Equivalent of the rate on commercial paper for such period placed on behalf of such issuers, as quoted to the Auction Agent on a discount basis or otherwise by the Commercial Paper Dealers for the close of business on the Business Day immediately preceding such date. If a Commercial Paper Dealer does not quote a rate required to determine the "AA" Composite Commercial Paper Rate for such period, the "AA" Composite Commercial Paper Rate for such period will be determined on the basis of the quotation or quotations furnished by any Substitute Commercial Paper Dealer or Substitute Commercial Paper Dealers selected by the Corporation to provide such rate or rates not being supplied by the Commercial Paper Dealer.

           "Accountant's Certificate" shall mean a letter or certificate signed by or on behalf of a nationally recognized independent public accounting firm.

           "Additional Dividends" shall have the meaning set forth in
 Section 3.5(a) of these Articles Supplementary.

           "Adjusted Value" of each Moody's Eligible Asset and each S&P Eligible Asset is computed as follows:

           (i)  Cash shall be valued at 100% of the face value thereof; and

           (ii) Each common stock shall be valued at the amount obtained by dividing the Fair Market Value thereof by the applicable Discount Factor.

           The calculation of Adjusted Value, Moody's Required Asset Coverage and S&P Required Asset Coverage may be made on bases other than those set forth therein if the relevant Rating Agency has advised the Corporation in writing that the revised calculation of Adjusted Value, Moody's Required Asset Coverage and S&P Required Asset Coverage would not adversely affect its then-current rating of the shares of AMPS.

           To the extent operation of the foregoing sentence is not enforceable, the calculation of Adjusted Value, Moody's Required Asset Coverage and S&P Required Asset Coverage and the elements thereof (including Moody's Eligible Assets and S&P Eligible Assets and the elements thereof) and the definitions of such elements shall be adjusted from time to time and without further action by the Board of Directors and the Stockholders to reflect changes made thereto independently by the relevant Rating Agency if the relevant Rating Agency has advised the Corporation in writing separately (a) of such adjustments and (b) that the revised calculation of Adjusted Value, Moody's Required Asset Coverage and S&P Required Asset Coverage would not cause such Rating Agency to reduce or withdraw its then-current rating of the shares of AMPS. The adjustments contemplated by the preceding sentence shall be made effective upon the time the Corporation receives the written notice from the Rating Agency to the effect specified in clause (b) of the preceding sentence.

           "Administration Agreement" shall mean the Administration Agreement dated as of March 16, 1998 between the Corporation and the Administrator, and any similar agreement with a successor or substitute administrator, in each case, as from time to time amended or supplemented.

           "Administrator" shall mean the other party to the Administration Agreement with the Corporation and which shall initially be Comerica Bank.

           "Agent Member" shall mean a member of, or participant in, the Securities Depository.

           "AMPS" means, collectively, the Series A AMPS and the Series B
 AMPS.

           "AMPS Dividend Amount" shall have the meaning set forth in
 Section 3.4 of these Articles Supplementary.

           "AMPS Rate" shall have the meaning set forth in Section 3.3 of these Articles Supplementary.

           "AMPS Redemption Amount" shall have the meaning specified in
 Section 4.4 of these Articles Supplementary.

           "Articles Supplementary" shall mean these Articles Supplementary of the Corporation.

           "Auction" shall mean each periodic implementation of the Auction Procedures.

           "Auction Agent" shall mean (a) a bank or trust company duly organized under the laws of the United States of America or any state or territory thereof having its principal place of business in the Borough of Manhattan in the City of New York, and having a combined capital stock, surplus and undivided profits of at least $15,000,000, or (b) a member of the National Association of Securities Dealers, Inc., having capitalization of at least $15,000,000 and which initially shall be IBJ Schroder Bank & Trust Company.

           "Auction Agent Agreement" shall mean the Auction Agent Agreement dated as of March 16, 1998 between the Corporation and the Auction Agent and any similar agreement with a successor or substitute Auction Agent, in each case as from time to time amended or supplemented.

           "Auction Date" shall mean the Business Day immediately preceding the first day of each Dividend Period, other than the Initial Dividend Period applicable thereto.

           "Auction Procedures" shall mean the procedures set forth in
 Section 3.8 of these Articles Supplementary.

           "Auction Rate" shall have the meaning set forth in Section 3.8(c)(ii) of these Articles Supplementary.

           "Auction Record Date" shall mean the second Business Day next preceding the first day of any Dividend Period applicable thereto.

           "Authorized Officer" shall mean the Chairman of the Board, each Executive Officer, President, Senior Vice President, Executive Vice President, Vice President, Assistant Vice President, Treasurer and Assistant Treasurer of the Custodian or the Auction Agent, as the case may be, and every other officer or employee of the Custodian or the Auction Agent, as the case may be, designated as such by any of the foregoing.

           "Available AMPS" shall have the meaning set forth in Section 3.8(c)(i)(A) of these Articles Supplementary.

           "Bid" shall have the meaning set forth in Section 3.8(a)(i) of these Articles Supplementary.

           "Bidder" shall have the meaning set forth in Section 3.8(a)(i) of these Articles Supplementary.

           "Board of Directors" or "Board" means the Board of Directors of the Corporation or any duly authorized committee thereof.

           "Broker-Dealer" shall mean Merrill Lynch, Pierce, Fenner & Smith Incorporated.

           "Broker-Dealer Agreement" shall mean the Broker-Dealer Agreement dated as of March 16, 1998, among the Corporation, the Auction Agent and the Broker-Dealer pursuant to which the Broker-Dealer agrees to participate in Auctions as set forth in the Auction Procedures, and any similar agreement with a successor or substitute Auction Agent, in each case, as from time to time amended or supplemented.

           "Business Day" shall mean any day on which the New York Stock Exchange is open for trading and is not a Saturday, Sunday or other day on which banks in New York, New York are authorized or obligated by law or executive order to close.

           "Cash" shall mean (i) checks certified in United States dollars by a bank whose short-term rating is P-1 (or higher) by Moody's (if the AMPS are rated by Moody's) and A-1+ by S&P (if the AMPS are rated by S&P) and (ii) demand deposits maintained at a bank whose short-term rating is P-1 (or higher) by Moody's (if the AMPS are rated by Moody's) and A-1+ by S&P (if the AMPS are rated by S&P).

           "Certificate of Moody's Required Asset Coverage" shall have the meaning set forth in Section 5.1 of these Articles Supplementary.

           "Certificate of S&P Required Asset Coverage" shall have the meaning set forth in Section 5.3 of these Articles Supplementary.

           "Charter" shall mean the Articles of Incorporation, as amended and supplemented from time to time (including these Articles Supplementary) of the Corporation.

           "Closed Period" shall mean, with respect to each Series of AMPS,
 (i) each period commencing at 11:00 A.M., New York City time, on the third Business Day immediately preceding each Dividend Distribution Date applicable thereto and ending immediately prior to the opening of business on such Dividend Distribution Date, and (ii) any time after the Corporation ascertains that a Mandatory Redemption Event has occurred.

           "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time. Each reference to a section of the Code herein shall be deemed to include the United States Treasury Regulations proposed or in effect thereunder and applicable to the AMPS or the use of proceeds thereof, and also includes all applicable amendments and successor provisions unless the context clearly requires otherwise.

           "Commercial Paper Dealers" shall mean Merrill Lynch, Pierce, Fenner & Smith Incorporated and such other commercial paper dealer or dealers as the Auction Agent may from time to time select in consultation with the Corporation, or, in lieu of any thereof, their respective affiliates or successors.

           "Common Stock" shall mean the common stock, par value $.01 per share, of the Corporation.

           "Commission" shall mean the Securities and Exchange Commission.

           "Cure Date" shall mean the second Business Day after each Business Day as of which the aggregate Adjusted Value of all Moody's Eligible Assets or S&P Eligible Assets is less than the Moody's Required Asset Coverage or the S&P Required Asset Coverage, respectively, or as of which the aggregate Fair Market Value of the Securities and other assets of the Corporation is less than 130% of the sum of the aggregate AMPS Redemption Amount for all shares of AMPS then Outstanding and the aggregate AMPS Redemption Amount (as defined in the applicable articles supplementary relating to any other Preferred Stock issued by the Corporation and rated by the Rating Agencies) applicable to any other Preferred Stock of the Corporation outstanding on such date.

           "Current Additional Dividend Amount" shall be calculated as the product of:

           (A) the square of a fraction (i) the numerator of which is one minus the product of (x) 100% minus the percentage specified in Section 243(a)(1) of the Code to be used in calculating the dividends received deduction multiplied by (y) the highest Federal regular tax rate applicable to ordinary income recognized by corporations and (ii) the denominator of which is one minus the highest Federal regular tax rate applicable to net capital gain recognized by corporations;

           (B) the aggregate amount of net capital gains realized by the Corporation during the period commencing on the first day of the taxable year in which such date of determination occurs and ending on the last day (which day shall be subsequent to the first day of such taxable year) of the calendar month next preceding such date of determination; and

           (C) the quotient of (1) Current AMPS Dividends and (2) the sum of (x) Current AMPS Dividends and (y) the amount of the distributions paid to the holders of the Common Stock as dividends during the current fiscal year to date; provided, however, that, in the event the amount of liabilities used in the calculation of either of the Moody's Required Asset Coverage or the S&P Required Asset Coverage includes any redemption price payable with respect to the shares of AMPS called for redemption, Current AMPS Dividends shall be determined outstanding, for purposes of this clause
 (C), without including such shares of AMPS called for redemption.

           "Current AMPS Dividends" shall mean the amount of the distributions paid to Holders of AMPS and of any other Preferred Stock as dividends during (and that are attributable to) the current fiscal year to date.

           "Custodian" shall mean one or more banks or trust companies authorized under the laws of the United States of America, the State of New York or the State of Michigan to engage in the bank or trust business within the State of New York or the State of Michigan and designated as a depositary of the assets of the Corporation, and which initially shall be Comerica Bank.

           "Custodian Agreement" shall mean the Custodian Contract dated as of March 16, 1998, by and between the Custodian and the Corporation, and any similar agreement with a successor or substitute Custodian, in each case, as from time to time amended or supplemented.

           "Date of Original Issue" shall mean the date on which the Corporation initially issues the shares of AMPS.

           "Deposit Assets" shall mean, collectively, (a) Cash or (b) non-callable direct obligations of the United States government or debt securities rated P-1 (or higher) by Moody's (if the AMPS are rated by Moody's) and A-1+ by S&P (if the AMPS are rated by S&P), in each case which mature on or before the Business Day prior to (i) the applicable Redemption Date, in the case of a deposit in connection with a redemption of AMPS or
 (ii) the applicable Dividend Distribution Date, in the case of a deposit in connection with the payment of any dividends on the AMPS.

           "Discount Factor" shall mean, with respect to any asset specified below, the following applicable number:



 Type of Eligible Asset                      Discount Factors

                                                  For S&P   For S&P
                                     For Moody's  Seasoned  Unseasoned
                                     Eligible     Eligible  Eligible
                                     Assets       Assets    Assets


 Common stocks issued
   by utilities. . . . . . . . .       1.22         1.85      2.44
 Common stocks issued
   by industrial
   companies. . . . . . . . . . .      1.36         1.85      2.44
 Common stocks issued by
   financial companies. . . . . .      1.36         1.85      2.44
 Common stocks issued by
   transportation companies. . . .     1.51         1.85      2.44
 Common stocks issued by

   other companies. . . . . . . .       -           1.85      2.44


           "Dividend Distribution Date" shall have the meaning set forth in
 Section 3.1(b) of these Articles Supplementary.

           "Dividend Period" shall have the meaning set forth in Section 3.3 of these Articles Supplementary.

           "Dividends Received Deduction" shall mean the dividends received deduction available to those corporate holders of AMPS who satisfy the holding period and other applicable requirements of the Code as provided by Sections 243 and 854 of the Code.

           "Excess Interest Coverage Amount," as of any date of determination of Moody's Required Asset Coverage or S&P Required Asset Coverage, shall mean, with respect to any Indebtedness of the Corporation,
 (a) zero, if the next interest payment date in respect of such Indebtedness succeeding such date of determination is equal to or greater than sixteen
 (16) days after such date of determination and (b) if the number of days referred to in the preceding clause (a) is less than sixteen (16), an amount equal to the aggregate principal amount of such Indebtedness outstanding on such date of determination multiplied by (i) 130% multiplied by (ii) the then current rate per annum at which such Indebtedness bears interest multiplied by (iii) a fraction, the numerator of which is sixteen
 (16) minus the number of days referred to in the preceding clause (a) and the denominator of which is 365.

           "Existing Holder" shall mean a person who is listed as the record owner of AMPS (which are not called for redemption) in the Stock Register of the Auction Agent.

           "Fair Market Value" as of any date in question shall mean (a) with respect to securities, the Market Price (as defined below) of such security as of the close of business on the Business Day immediately preceding the date in question, (b) with respect to Cash, the dollar amount thereof or (c) with respect to any other property, the fair market value thereof, as determined by the Corporation in good faith, using any method reasonable under the circumstances. The "Market Price" shall be: the lower of (i) the lower of the bid prices, if any, quoted to the Corporation by two or more New York Stock Exchange member firms or National Association of Securities Dealers member firms (at least one of such quotes being in writing) or (ii) the price quoted to the Corporation by the Pricing Service. If such bids are not so quoted and the Pricing Service reports no such price, the Fair Market Value of such security (x) for purposes of
 Section 4.2(b) and the definition of "Market Capitalization", shall be determined in accordance with clause (c) of the second preceding sentence and (y) shall be zero for all other purposes.

           "Holder" shall mean a person in whose name a share of AMPS is registered in the Stock Register.

           "Hold Order" shall have the meaning set forth in Section 3.8(a)(i) of these Articles Supplementary.

           "Indebtedness" shall mean, with respect to the Corporation, any indebtedness of the Corporation in respect of borrowed money or evidenced by bonds, notes, debentures or similar instruments, if and to the extent any of the foregoing would appear as a liability upon a balance sheet of the Corporation prepared in accordance with generally accepted accounting principles.

           "Industry Classification" means a six-digit industry classification in the Standard Industry Classification system published by the United States.

           "Initial Dividend Period" shall have the meaning set forth in
 Section 3.3 of these Articles Supplementary.

           "Interest Equivalent" means a yield on a 360-day basis of a discount basis security which is equal to the yield on an equivalent interest-bearing security.

           "Issuer" shall mean any one or all (as the context requires) of the issuers of the Securities.

           "Liquidation Premium" shall have the meaning set forth in Section
 6.1 of these Articles Supplementary.

           "Mandatory Redemption Event" shall have the meaning set forth in
 Section 4.2 of these Articles Supplementary.

           "Market Capitalization" shall mean, with respect to any issue of common stock, as of any date, the product of (a) the number of shares of such common stock issued and outstanding as of the close of business on the date of determination thereof and (b) the Fair Market Value per share of such common stock as of the close of business on the date of determination thereof.

           "Maximum Rate", on any date of determination, shall mean the rate (rounded up to the next highest one one-thousandth (.001) of 1%) determined by multiplying (a) for any Dividend Period other than a Special Dividend Period, the 60 Day "AA" Composite Commercial Paper Rate as of the close of business on the Business Day immediately preceding the Auction Date in question, and, for any Special Dividend Period, the Special Dividend Period Reference Rate as of the close of business on the Business Day immediately preceding the date on which the notice of Special Dividend Period relating to the Auction Date in question is given, in each case by
 (b) 125%.

           "Moody's" shall mean Moody's Investors Service, Inc., a corporation organized and existing under the laws of the State of Delaware, its successors and their assigns or, if Moody's shall no longer be assigning a rating to the AMPS, such other nationally recognized rating agency so rating the AMPS.

           "Moody's Eligible Assets" shall mean any of the following held by the Corporation: (a) Deposit Assets and (b) common stocks that satisfy all of the following conditions: (i) the senior unsecured debt of the issuer of such common stock is rated Baa3 or better by Moody's or A- or better by S&P, (ii) such common stock is traded on the New York Stock Exchange or the American Stock Exchange, (iii) the Market Capitalization of such issue of common stock exceeds $500 million, (iv) the issuer of such common stock has paid cash dividends on a regular basis during the period of thirty-six (36) months immediately prior thereto and (v) dividends on such common stock are paid in United States dollars; provided, however, that the number of shares of common stock of any single issuer held by the Corporation shall be included in Moody's Eligible Assets only to the extent that such number does not exceed the average weekly trading volume of such common stock during the preceding 30 day period. In addition, (i) common stock issued by any one issuer in a Non-Utility Industry may comprise no more than 6% of Moody's Eligible Assets, (ii) common stock issued by any one issuer in a Utility Industry may comprise no more than 4% of Moody's Eligible Assets,
 (iii) common stock issued by issuers within the same Non-Utility Industry may comprise no more than 20% of Moody's Eligible Assets, (iv) common stock issued by issuers within the same Utility Industry may comprise no more than 50% of Moody's Eligible Assets and (v) common stock issued by issuers within any Utility Industry and located within the same state may comprise no more than 7% of Moody's Eligible Assets. Notwithstanding the foregoing, an asset will not be considered a Moody's Eligible Asset if it (i) is held in a margin account, (ii) is subject to any material lien, mortgage, pledge, security interest or security agreement of any kind or (iii) has been deposited irrevocably for the payment of dividends, redemption payments or any other payment or obligation hereunder.

           "Moody's Excess Dividend Coverage Amount," for a particular Series of AMPS, as of any date of determination of Moody's Required Asset Coverage, shall mean (a) zero, if the next Dividend Distribution Date applicable to such Series of AMPS succeeding such date of determination is equal to or greater than sixteen (16) days after such date of determination and (b) if the number of days referred to in the preceding clause (a) is less than sixteen (16), an amount equal to the aggregate liquidation preference of such Series of AMPS multiplied by (i) 154% multiplied by (ii) the Maximum Rate as of such date of determination multiplied by (iii) a fraction, the numerator of which is sixteen (16) minus the number of days referred to in the preceding clause (a) and the denominator of which is 365.

           "Moody's Required Asset Coverage" as of any date of determination shall mean the sum of, without duplication, (a) the aggregate liquidation preference of all shares of AMPS Outstanding on such date, (b) the aggregate amount of all accrued and unpaid dividends on such AMPS to and including such date, (c) to the extent not already included in clause (a) or (b) above, (i) if the Dividend Distribution Date with respect to a particular Series of AMPS next succeeding such date of determination is sixteen days or more after such date, the amount of dividends which will accrue on such Series of AMPS for the next sixteen days, or (ii) in all other cases, the amount of dividends which will accrue on such Series of AMPS to the next Dividend Distribution Date applicable thereto, (d) an amount (but not less than zero) equal to the Current Additional Dividend Amount, (e) the Moody's Excess Dividend Coverage Amount, if any, for the AMPS, (f) 300% of the aggregate principal amount of all Indebtedness of the Corporation outstanding on such date, (g) the aggregate amount of all accrued and unpaid interest, to and including such date, on all Indebtedness of the Corporation outstanding on such date, (h) the Excess Interest Coverage Amount, if any, with respect to all Indebtedness of the Corporation outstanding on such date, (i) the amount of anticipated expenses of the Corporation for the number of days subsequent to such date of determination and prior to the next Dividend Distribution Date, but not less than 49 days, and any current liabilities of the Corporation as of such date of determination to the extent not included above, (j) the Moody's Required Asset Coverage (as defined in the applicable articles supplementary relating to any other Preferred Stock issued by the Corporation and rated by Moody's), if any, applicable to any other Preferred Stock of the Corporation outstanding on such date (without counting the Moody's Required Asset Coverage, or any component thereof, for any such Preferred Stock more than once) and (k) from and after the date of call for redemption, the premium, if any, on any Optional Redemption of one or more Series of AMPS.

           "Nasdaq" shall mean The Nasdaq Stock Market, owned and operated by the National Association of Securities Dealers, Inc., providing brokers and dealers with price quotations for securities traded over-the-counter.

           "Net After-Tax Return" shall mean, with respect to any dividend paid on the AMPS, the amount of such dividend less the federal corporate income tax to which such dividend would be subject, giving effect to the actual or assumed (as the case may be) amount of such dividend effectively designated under Section 854 of the Code as eligible for the Dividends Received Deduction. For this purpose, in the case of any dividend (i) the applicable income tax rate shall be assumed to be the highest marginal federal income tax rate applicable to ordinary income received by corporations under the law in effect at the time of the payment of such dividend if received by a domestic corporation reporting taxable income based on a calendar year, without consideration being given to the time value of money and assuming that no Holder of AMPS is subject to the Federal alternative minimum tax with respect to dividends received from the Corporation and (ii) assuming the full amount of such dividend were effectively designated under Section 854 of the Code (or any successor provision) as eligible for the Dividends Received Deduction, the holder receiving such dividend shall be assumed to be entitled to the Dividends Received Deduction with respect to such dividend in an amount equal to the maximum amount provided in Section 243(a)(1) of the Code (or any successor provision) as in effect at the time of payment of such dividend.

           "1940 Act" shall mean the Investment Company Act of 1940.

           "1940 Act AMPS Asset Coverage Requirement" shall mean asset coverage, as defined in Section 18(h) of the 1940 Act, of at least 200% with respect to all outstanding senior securities of the Corporation which are stock, including all Outstanding AMPS and other Preferred Stock (or such other asset coverage as may in the future be specified in or under the 1940 Act as the minimum asset coverage for senior securities which are stock of a closed-end investment company), as a condition of paying dividends on its Common Stock or, if lower, such other percentage as may be permitted to the Corporation by order of the Commission.

           "Non-Call Period" shall have the meaning set forth under "Specific Redemption Provisions" below.

           "Non-Utility Industry" shall mean the following:

           1. Aerospace and Defense: Major Contractor, Subsystems, Research, Aircraft Manufacturing, Arms, Ammunition

           2. Automobile: Automotive Equipment, Auto-Manufacturing, Auto Parts Manufacturing, Personal Use Trailers, Motor Homes, Dealers

           3. Banking: Bank Holding, Savings and Loans, Consumer Credit, Small Loan, Agency, Factoring, Receivables

           4. Beverage, Food and Tobacco: Beer and Ale, Distillers, Wines and Liquors, Distributors, Soft Drink Syrup, Bottlers, Bakery, Mill Sugar, Canned Foods, Corn Refiners, Dairy Products, Meat Products, Poultry Products, Snacks, Packaged Foods, Distributors, Candy, Gum, Seafood, Frozen Food, Cigarettes, Cigars, Leaf/Snuff, Vegetable Oil

           5. Buildings and Real Estate: Brick, Cement, Climate Controls, Contracting, Engineering, Construction, Hardware, Forest Products (building-related only), Plumbing, Roofing, Wallboard, Real Estate, Real Estate Development, REITS, Land Development

           6.   Chemicals, Plastics and Rubber:  Chemicals
                (non-agriculture), Industrial Gases, Sulphur, Plastics, Plastic Products, Abrasives, Coatings, Paints, Varnish, Fabricating

           7. Containers, Packaging and Glass: Glass, Fiberglass, Containers made of: Glass, Metal, Paper, Plastic, Wood or Fiberglass

           8.   Personal and Non-Durable Consumer Products (Manufacturing
                Only): Soaps, Perfumes, cosmetics, Toiletries, Cleaning Supplies, School Supplies

           9.   Diversified/Conglomerate Manufacturing

           10.  Diversified/Conglomerate Service

           11.  Diversified Natural Resources, Precious Metals and Minerals:
                Fabricating, Distribution Mining and Sales

           12. Ecological: Pollution Control, Waste Removal, Waste Treatment, Waste Disposal

           13. Electronics: Computer Hardware, Electric Equipment, Components, Controllers, Motors, Household Appliances, Information Service Communication Systems, Radios, TVs, Tape Machines, Speakers, Printers, Drivers, Technology

           14.  Finance:  Investment Brokerage, Leasing, Syndication,
                Securities

           15. Farming and Agriculture: Livestock, Grains, Produce; Agricultural Chemicals, Agricultural Equipment, Fertilizers

           16.  Grocery:  Grocery Stores, Convenience Food Stores

           17. Healthcare, Education and Childcare: Ethical Drugs, Proprietary Drugs, Research, Health Care Centers, Nursing Homes, HMOs, Hospitals, Hospital Supplies, Medical Equipment

           18.  Home and Office Furnishings, Housewares and Durable Consumer
                Products:  Carpets, Floor Coverings, Furniture, Cooking,
                Ranges

           19.  Hotels, Motels, Inns and Gaming

           20.  Insurance:  Life, Property and Casualty, Broker, Agent,
                Surety

           21.  Leisure, Amusement, Motion Pictures, Entertainment:
                Boating, Bowling, Billiards, Musical Instruments, Fishing, Photo Equipment, Records, Tapes, Sports, Outdoor Equipment (Camping), Tourism, Resorts, Games, Toy Manufacturing, Motion Picture Production Theaters, Motion Picture Distribution

           22.  Machinery (Non-Agriculture, Non-Construction,
                Non-Electronic):  Industrial, Machine Tools, Steam
                Generators

           23. Mining, Steel, Iron and Non Precious Metals: Coal, Copper, Lead, Uranium, Zinc, Aluminum, Stainless Steel, Integrated Steel, Ore Production, Refractories, Steel Mill Machinery, Mini-Mills, Fabricating, Distribution and Sales

           24. Oil and Gas: Crude Producer, Retailer, Well Supply, Service and Drilling

           25.  Personal, Food and Miscellaneous Services

           26. Printing, Publishing and Broadcasting: Graphic Arts, Paper, Paper Products, Business Forms, Magazines, Books,
                Periodicals, Newspapers, Textbooks, Radio, T.V., Cable, Broadcasting Equipment

           27. Cargo Transport: Rail, Shipping, Railroads, Rail-car Builders, Ship Builders, Containers, Container Builders, Parts, Overnight Mail, Trucking, Truck Manufacturing, Trailer Manufacturing, Air Cargo, Transport

           28. Retail Stores: Apparel, Toy, Variety, Drugs, Department, Mail Order Catalog, Showroom

           29. Telecommunications: Local, Long Distance, Independent, Telephone, Telegraph, Satellite, Equipment, Research, Cellular

           30. Textiles and Leather: Producer, Synthetic Fiber, Apparel Manufacturer, Leather Shoes

           31.  Personal Transportation:  Air, Bus, Rail, Car Rental

           32.  Sovereigns:  Semi-sovereigns, Canadian Provinces,
                Supra-National Agencies

           "Normal Dividend Distribution Date" shall have the meaning set forth in Section 3.1(b) of these Articles Supplementary.

           "Notice of Revocation" shall have the meaning set forth in paragraph 3.1(g) of these Articles Supplementary.

           "Notice of Special Dividend Period" shall have the meaning set forth in paragraph 3.1(g) of these Articles Supplementary.

           "Opinion of Counsel" shall mean an opinion in writing signed by Skadden, Arps, Slate, Meagher & Flom LLP or such other attorney or firm of attorneys who may be counsel for the Corporation or other counsel unless the context specifies otherwise.

           "Order" shall have the meaning set forth in Section 3.8(a)(i) of these Articles Supplementary.

           "Outstanding," when used with respect to AMPS, shall mean, as of a particular date, all AMPS theretofore issued and delivered by the Corporation, except:

           (1) any such share of AMPS theretofore cancelled by the Corporation or delivered to the Corporation for cancellation;

           (2) any such share of AMPS as to which a Redemption Notice shall have been given and for whose payment at the redemption thereof Deposit Assets in the necessary amount are held by the Auction Agent or the Corporation in trust for or was paid by the Auction Agent or the Corporation to the Holder of such share pursuant to these Articles Supplementary; and

           (3) any such share in exchange for or in lieu of which other shares have been issued and delivered pursuant to these Articles Supplementary.

           "Paying Agent" shall mean one or more banks or trust companies authorized under the laws of the United States of America or the State of New York to engage in the bank or trust business within the State of New York and designated as paying agent for the AMPS and which initially shall be IBJ Schroder Bank & Trust Company.

           "Person" shall include an individual, association, unincorporated organization, corporation, partnership, joint venture, business trust, limited liability company or a government or any agency or a political subdivision thereof, or any other entity.

           "Potential Holder" shall mean any person, including any Existing Holder, who shall have executed a Purchaser's Letter and who may be interested in acquiring AMPS (or, in the case of an Existing Holder thereof, an additional number of shares of AMPS).

           "Preferred Stock" shall mean the preferred stock, par value $.01 per share, of the Corporation, including the AMPS.

           "Pricing Service" shall mean Interactive Data Corporation or any other pricing service approved by the Board of Directors.

           "Purchaser's Letter" shall mean a letter substantially in the form of Exhibit E to the Broker-Dealer Agreement as the same may be changed from time to time by the Broker-Dealer.

           "Premium Call Period" has the meaning set forth under "Specific Redemption Provisions" below.

           "Qualified Dividends" shall have the meaning set forth in Section 3.5(c)(i) of these Articles Supplementary.

           "Qualifying Purchaser" shall mean (a) initially, an institutional investor that qualifies as an accredited investor as defined in Section 501(a)(1)-(3) of Regulation D under the Securities Act or a qualified institutional buyer as defined in Rule 144A under the Securities Act and
 (b) after delivery by the Corporation of a notice to the Auction Agent specifying that each purchaser of AMPS must have a minimum amount of total assets or net worth, an institutional investor described in clause (a) above that has such minimum amount of total assets or net worth.

           "Rating Agencies" shall mean (i) each of Moody's and S&P if both such rating agencies are then rating the AMPS at the request of the Corporation, or (ii) if only one of such rating agencies is then rating the AMPS at the request of the Corporation, such rating agency, or (iii) if neither of such rating agencies is then rating the AMPS at the request of the Corporation, any nationally recognized statistical rating organization designated by the Corporation.

           "Redemption Date" shall mean the date fixed for any optional or mandatory redemption of AMPS in accordance with the applicable provisions of Article IV of these Articles Supplementary.

           "Redemption Notice" shall have the meaning set forth in Section
 4.5 of these Articles Supplementary.

           "Redemption Premium" shall have the meaning set forth in Section
 4.4 of these Articles Supplementary.

           "Registration Statement" shall mean the Corporation's
 Registration Statement on Form N-2 filed with the Commission, as the same may be amended or supplemented from time to time.

           "Regular Record Date," with respect to any Dividend Distribution Date, shall mean the Business Day next preceding such Dividend Distribution Date.

           "Request for Special Dividend Period" has the meaning set forth in paragraph 3.1(g) of these Articles Supplementary.

           "Response" has the meaning set forth in paragraph 3.1(g) of these Articles Supplementary.

           "Rule 144A" shall mean Rule 144A promulgated under the Securities
 Act.

           "S&P" shall mean Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., a corporation organized and existing under the laws of the State of Delaware, its successors and their assigns, and if such corporation shall be dissolved or liquidated or shall no longer perform the functions of a securities rating agency, "S&P" shall be deemed to refer to any other nationally recognized securities rating agency designated by the Corporation.

           "S&P Eligible Assets" shall mean the sum of S&P Seasoned Eligible Assets and S&P Unseasoned Eligible Assets.

           "S&P Excess Dividend Coverage Amount," for a particular Series of AMPS, as of any date of determination of S&P Required Asset Coverage, shall mean (a) zero, if the next Dividend Distribution Date applicable to such Series succeeding such date of determination is equal to or greater than sixteen (16) days after such date of determination and (b) if the number of days referred to in the preceding clause (a) is less than sixteen (16), an amount equal to the aggregate liquidation preference of such Series of AMPS multiplied by (i) 186% multiplied by (ii) the Maximum Rate as of such date of determination multiplied by (iii) a fraction, the numerator of which is sixteen (16) minus the number of days referred to in the preceding clause
 (a) and the denominator of which is 365.

           "S&P Required Asset Coverage" as of any date of determination shall mean the sum of, without duplication, (a) the aggregate liquidation preference of all shares of AMPS Outstanding on such date, (b) the aggregate amount of all accrued and unpaid dividends on such AMPS to and including such date whether or not earned or declared, (c) to the extent not already included in clause (a) or (b) above, (i) if the Dividend Distribution Date with respect to a particular Series of AMPS next succeeding such date of determination is sixteen (16) days or more after such date, the amount of dividends which will accrue on such Series of AMPS for the next sixteen (16) days, or (ii) in all other cases, the amount of dividends which will accrue on such Series of AMPS to the next Dividend Distribution Date applicable thereto, (d) an amount (but not less than zero) equal to the Current Additional Dividend Amount, (e) the S&P Excess Dividend Coverage Amount, if any, for the AMPS, (f) 300% of the aggregate principal amount of all Indebtedness of the Corporation outstanding on such date, (g) the aggregate amount of all accrued and unpaid interest, to and including such date, on all Indebtedness of the Corporation outstanding on such date, (h) the Excess Interest Coverage Amount, if any, with respect to all Indebtedness of the Corporation outstanding on such date, (i) the amount of anticipated expenses of the Corporation for the number of days subsequent to such date of determination and prior to the next Dividend Distribution Date, but not less than 90 days, and any current liabilities of the Corporation as of such date of determination to the extent not included above, (j) the S&P Required Asset Coverage (as defined in the applicable articles supplementary relating to any other Preferred Stock issued by the Corporation and rated by S&P), if any, applicable to any other Preferred Stock of the Corporation outstanding on such date (without counting the S&P Required Asset Coverage, or any component thereof, for any such Preferred Stock more than once) and (k) from and after the date of call for redemption, the premium, if any, on any Optional Redemption of the AMPS.

           "S&P Seasoned Eligible Assets" shall mean any of the following held by the Corporation: (a) Deposit Assets and (b) common stocks that satisfy all of the following conditions: (i) such common stock (including the common stock of any predecessor or constituent issuer) has been traded on a recognized national securities exchange or quoted on the National Market System (or any equivalent or successor thereto) of Nasdaq for at least 450 days, (ii) the Market Capitalization of such issuer of common stock exceeds $100 million, (iii) the issuer of such common stock is not an entity that is treated as a partnership for federal income taxes, (iv) if such issuer is organized under the laws of any jurisdiction other than the United States, any state thereof, any possession or territory thereof or the District of Columbia, the common stock of such issuer held by the Corporation is traded on a recognized national securities exchange or quoted on the National Market System of Nasdaq either directly or in the form of depository receipts and (v) if such issuer is registered as an investment company under the 1940 Act, such issuer does not invest more than 25% of the value of its gross assets in securities that are not S&P Eligible Assets by reason of clause (iv) above; provided, however, that the Corporation's holdings of the common stock of any single issuer that satisfies the conditions set forth in clauses (i) through (v) above shall be included in S&P Seasoned Eligible Assets only to the extent that
 (1) such holdings may be sold publicly by the Corporation at any time without registration, (2) to the extent remaining eligible after the operation of item (1) above, such holdings do not exceed a number of shares representing the average weekly trading volume of such common stock during the preceding 30 day period, (3) to the extent remaining eligible after the operation of items (1) and (3) above, the aggregate Fair Market Value of such holdings, when added to the aggregate Fair Market Value of the Corporation's holdings of all other similarly eligible shares of common stock of issuers in the same Industry Classification, does not exceed 25% of the aggregate Fair Market Value of the Corporation's S&P Eligible Assets and (4) to the extent remaining eligible after the operation of items (1) through (3) above, the aggregate Fair Market Value of such holdings in excess of 5% of the aggregate Fair Market Value of the Corporation's S&P Eligible Assets, when added to the aggregate Fair Market Value of the Corporation's holdings of all other similarly eligible shares of each other issuer in excess of 5% of the aggregate Fair Market Value of the Corporation's S&P Eligible Assets, does not exceed 30% of the aggregate Fair Market Value of the Corporation's S&P Eligible Assets.
 Notwithstanding the foregoing, an asset will not be considered an S&P Seasoned Eligible Asset if it (A) is held in a margin account, (B) is subject to any material lien, mortgage, pledge, security interest or security agreement of any kind or (C) has been deposited irrevocably for the payment of dividends, redemption payments or any other payment or obligation hereunder.

           "S&P Unseasoned Eligible Assets" shall mean any common stock that would be an S&P Seasoned Eligible Asset but for the fact that the 450 trading day requirement of clause (i) of the definition thereof is not satisfied.

           "Securities" shall mean the portfolio of securities owned by the Corporation from time to time.

           "Securities Act" shall mean the Securities Act of 1933, as amended from time to time.

           "Securities Depository" shall mean The Depository Trust Company, New York, New York or another recognized securities depository selected by the Custodian, which maintains a book-entry system in respect of the AMPS.

           "Securities Exchange Act" shall mean the Securities Exchange Act of 1934, as amended from time to time.

           "Sell Order" shall have the meaning set forth in Section 3.8(a)(i)(B) of these Articles Supplementary.

           "Series A AMPS" shall have the meaning specified in the preamble to these Articles Supplementary under the heading "Designation."

           "Series B AMPS" shall have the meaning specified in the preamble to these Articles Supplementary under the heading "Designation."

           "Series of AMPS" shall mean the Series A AMPS or the Series B AMPS, respectively.

           "Share" or "Shares" shall mean a share or shares of AMPS.

           "60-Day 'AA' Composite Commercial Paper Rate," on any date of determination, shall mean: (i) the interest equivalent of the 60-day rate on commercial paper placed on behalf of issuers whose corporate bonds are rated "AA" by S&P or "Aa" by Moody's, or the equivalent of such rating by another nationally recognized securities rating agency, as such 60-day rate is made available on a discount basis or otherwise by the Federal Reserve Bank of New York for the Business Day immediately preceding such date of determination; or (ii) if the Federal Reserve Bank of New York does not make available any such rate, then the arithmetic average of the interest equivalent of the 60-day rate on commercial paper placed on behalf of such issuers, as quoted to the Auction Agent on a discount basis or otherwise, by the Commercial Paper Dealers, for the close of business on the Business Day immediately preceding such date of determination. If any Commercial Paper Dealer does not quote a commercial paper rate required to determine the "AA" Composite Commercial Paper Rate, the "AA" Composite Commercial Paper Rate shall be determined on the basis of the quotation or quotations furnished by the remaining Commercial Paper Dealer or Commercial Paper Dealers and any Substitute Commercial Paper Dealer or Substitute Commercial Paper Dealers selected by the Auction Agent to provide such quotation or quotations not being supplied by any Commercial Paper Dealer or Commercial Paper Dealers, as the case may be, or if the Auction Agent does not select any such Substitute Commercial Paper Dealer or Substitute Commercial Paper Dealers, by the remaining Commercial Paper Dealer or Commercial Paper Dealers. For purposes of this definition, the "interest equivalent" of a rate stated on a discount basis (a "discount rate" for commercial paper of a given day's maturity) shall be equal to the product of (A) 100 times (B) the quotient (rounded upwards to the next higher one-thousandth (.001) of 1%) of (x) the discount rate (expressed in decimals) divided by (y) the difference between (1) 1.00 and (2) a fraction, the numerator of which shall be the product of the discount rate (expressed in decimals) times the number of days in which such commercial paper matures and the denominator of which shall be 360.

           "Special Dividend Period" shall mean a Dividend Period consisting of a specified number of days greater than 49 days.

           "Special Dividend Period Reference Rate" shall mean, in the case of a Special Dividend Period of 182 days or less, the "AA" Composite Commercial Paper Rate which most closely matches the length of the Special Dividend Period, provided that in no case shall the Special Dividend Reference Rate be a "AA" Composite Commercial Paper Rate which is shorter in time than the 60-day "AA" Composite Commercial Paper Rate, and, in the case of a Special Dividend Period longer than 182 days, the Treasury Rate which most closely matches the length of the Special Dividend Period.

           "Specific Redemption Provisions" shall mean, with respect to a Special Dividend Period either, or any combination of, (i) a period (a "Non-Call Period") determined by the Board of Directors of the Corporation, after consultation with the Auction Agent and the Broker-Dealer, during which a particular Series of the AMPS shall not be subject to redemption at the option of the Corporation except for redemption pursuant to Section 4.2 in connection with a Mandatory Redemption Event or redemption in connection with voluntary liquidation of the Corporation after shareholder approval thereof or involuntary liquidation and (ii) a period (a "Premium Call Period") determined by the Board of Directors of the Corporation, after consultation with the Auction Agent and the Broker-Dealers, during which a particular Series of the AMPS shall be redeemable at a price per share equal to $100,000 plus (a) all accrued and unpaid dividends thereon whether or not earned or declared to but excluding the Redemption Date in the case of (i) a redemption occurring on a Dividend Distribution Date or (ii) a redemption occurring as a result of a Mandatory Redemption Event or (b) the Redemption Premium in all other cases plus a premium, which may vary during such Premium Call Period, expressed as one or more percentages of $100,000 as determined by the Board of Directors of the Corporation after consultation with the Auction Agent and the Broker-Dealer; provided, however, that the Corporation shall not adopt Specific Redemption Provisions unless each Rating Agency advises the Corporation in writing that such adoption shall not adversely affect its then-current ratings on the AMPS.

           "Stock Register" shall mean the register of Holders maintained on behalf of the Corporation by the Auction Agent in its capacity as transfer agent and registrar for the Shares.

           "Submission Deadline" shall mean 1:00 P.M., New York City time, on any Auction Date or such other time on any Auction Date by which the Broker-Dealer is required to submit Orders to the Auction Agent as specified by the Auction Agent from time to time.

           "Submitted Bid" shall have the meaning set forth in Section 3.8(c)(i) of these Articles Supplementary.

           "Submitted Hold Order" shall have the meaning set forth in
 Section 3.8(c)(i) of these Articles Supplementary.

           "Submitted Order" shall have the meaning set forth in Section 3.8(c)(i) of these Articles Supplementary.


           "Submitted Sell Order" shall have the meaning set forth in
 Section 3.8(c)(i) of these Articles Supplementary.

           "Subsequent Dividend Period" shall have the meaning set forth in
 Section 3.3 of these Articles Supplementary.

           "Substitute Commercial Paper Dealers" shall mean The First Boston Corporation or Morgan Stanley & Co. Incorporated, or such other commercial paper dealer or dealers as the Auction Agent may from time to time select in consultation with the Corporation or, in lieu of any thereof, their respective affiliates or successors, if such Person is a commercial paper dealer, provided that neither such Person nor any of its affiliates or successors shall be a Commercial Paper Dealer.

           "Sufficient Clearing Bids" shall have the meaning set forth in
 Section 3.8(c)(i)(B) of these Articles Supplementary.

           "Treasury Rate" on any date for any Special Dividend Period exceeding 182 days, means:

                     (i) the yield on the most recently auctioned non-callable direct obligations of the U.S. Government (excluding "flower" bonds) with a remaining maturity closest to the duration of such Special Dividend Period, as quoted in The Wall Street Journal on such date for the Business Day next preceding such date; or

                     (ii) in the event that any such rate is not published by The Wall Street Journal, then the arithmetic average of the yields on the most recently auctioned non-callable direct obligations of the U.S. Government (excluding "flower" bonds) with a remaining maturity closest to the duration of such Special Dividend Period as quoted on a discount basis or otherwise by the U.S. Government Securities Dealers to the Auction Agent for the close of business on the Business Day immediately preceding such date.

                If any U.S. Government Securities Dealer does not quote a rate required to determine the Treasury Rate, the Treasury Rate shall be determined on the basis of the quotation or quotations furnished by the remaining U.S. Government Securities Dealer or U.S. Government Securities Dealers and any Substitute U.S. Government Dealers selected by the Corporation to provide such rate or rates not being supplied by any U.S. Government Securities Dealer or U.S. Government Securities Dealers, as the case may be, or, if the Trust does not select any such Substitute U.S. Government Securities Dealer or Substitute U.S. Government Securities Dealers, by the remaining U.S. Government Securities Dealer or U.S. Government Securities Dealers.

           "U.S. Government Securities Dealer" means Merrill Lynch, Pierce, Fenner & Smith Incorporated or its respective affiliates or successors, if such entity is a U.S. Government securities dealer. As used herein, "Substitute U.S. Government Securities Dealer" shall mean, another leading U.S. Government securities dealer; or the respective affiliates or successors, if such entity is a U.S. Government securities dealer, provided that none of such entities shall be a U.S. Government Securities Dealer.

           "Utility Industry" shall mean the following:

           1.  Electric
           2.  Water
           3.  Hydro Power
           4.  Gas
           5.  Diversified

           "Winning Bid Rate" shall have the meaning set forth in Section 3.8(c)(i)(C) of these Articles Supplementary.


                                 ARTICLE II

                                 THE SHARES

           2.1. Limitation on Issuance of Shares. No Shares may be issued under the provisions of these Articles Supplementary except in accordance with the provisions of this Article II.

           2.2. Book-Entry Only For Shares. (a) Except as otherwise provided herein, one fully registered certificate for 1,000 shares of Series A AMPS and one fully registered certificate for 1,000 shares of Series B AMPS shall be registered in the name of the Securities Depository or its nominee, and ownership thereof shall be maintained in book-entry form by the Securities Depository for the account of the Agent Members thereof. Initially, such Shares shall be registered in the name of Cede & Co., as the nominee of The Depository Trust Company. Transfers of beneficial ownership interests in such Shares which are registered in the name of Cede & Co. will be accomplished by book entries made by the Securities Depository and in turn by the Agent Members who act on behalf of the beneficial owners of such Shares.

           Neither the Corporation, the Paying Agent, the Auction Agent nor any of their respective affiliates shall have any responsibility or obligation with respect to:

                (i) the accuracy of the records of the Securities Depository or any Agent Member or the Auction Agent with respect to any beneficial ownership interest in the Shares;

                (ii) the delivery to any Agent Member, any beneficial owner of the Shares or any other Person, other than the Securities Depository, of any notice or proxy with respect to the Shares;

                (iii) the payment to any Agent Member, any beneficial owner of the Shares or any other Person, other than the Securities Depository, of any amount distributable with respect to the Shares; or

                (iv) the failure of the Securities Depository to effect any transfer or to provide the Auction Agent with current information regarding registration of transfer.

           (b) The Corporation may treat the Securities Depository as, and deem the Securities Depository to be, the absolute owner of the Shares for all purposes whatsoever, except as otherwise required by applicable law.

           2.3. Limitations on Transfer. (a) An Existing Holder may not offer to sell, transfer, pledge, hypothecate or otherwise dispose of (each, a "transfer") any AMPS or any interest therein unless such transfer is to a Qualifying Purchaser and an applicable exemption from the registration requirements of the Securities Act and any state securities laws is available. An Existing Holder may transfer or otherwise dispose of its beneficial interest in AMPS only pursuant to a Bid or Sell Order placed in any Auction or, with the prior consent of the Auction Agent upon consultation by the Auction Agent with and at the direction of the Corporation, to or through the Broker-Dealer or to another Person that is a Qualifying Purchaser, provided that in no case shall any AMPS be so transferable to any Person that has not signed and delivered to the Auction Agent or Broker-Dealer, as the case may be, a duly executed Purchaser's Letter and that, in the case of all proposed transfers other than pursuant to an Auction, the transferor, the Broker-Dealer or the Broker-Dealer's Agent Member shall have advised the Auction Agent or Broker-Dealer, as the case may be, of such proposed transfer prior to the proposed date of transfer and no such transfer shall be permitted or effective unless the Auction Agent or Broker-Dealer, as the case may be, shall have confirmed in writing to the Corporation, or the Corporation shall have confirmed in writing to the Auction Agent, that such transfer will not conflict with the requirements of the first sentence of this Section 2.3.

           Notwithstanding anything contained in these Articles Supplementary to the contrary, no AMPS or any interest therein may be transferred unless the entire beneficial interest of the transferor therein is so transferred. Any attempted transfer of any AMPS or any interest therein, except as aforesaid, shall be null and void and of no force or effect.

           (b) In connection with any transfer, the Corporation may require an unqualified Opinion of Counsel to the effect that such transfer may be effected without registration under the Securities Act.

           (c) The certificates representing the Shares and any other evidence of an interest in such Shares shall bear legends stating that the Shares have not been registered under the Securities Act and are subject to the restrictions on transfer described in this Section 2.3. By purchasing a Share, each purchaser shall be deemed to have agreed to such restrictions on transfer.

           (d) Without the vote or consent of any Holder of AMPS, to the extent permitted by Maryland law, the certificates representing Shares and the provisions of this Section 2.3 may be amended or supplemented from time to time by the Corporation to modify the restrictions on and procedures for resale and other transfers of the Shares and interests therein to reflect
 (i) any registration of the Shares under applicable law or (ii) any change in applicable law or regulation (or the interpretation thereof) or in practices relating to the resale or other transfer of restricted securities generally if the Corporation shall have received an Opinion of Counsel to the effect that such amendment or supplement is necessary or appropriate to conform to such change in law, regulations or practices.

           (e) In order to preserve the exemption for resales and transfers provided by Rule 144A under the Securities Act, the Corporation shall provide to any Holder of a Share and any prospective purchaser designated by such Holder, upon request of such Holder or such prospective purchaser, such information required by Rule 144A as will enable the resale of such Share to be made pursuant to Rule 144A. However, the Corporation shall not be required to provide with respect to any Share more information than is required by Rule 144A as of the date such Share is issued but may elect to do so if necessary under subsequent revisions of Rule 144A. In addition, the Corporation may from time to time modify the foregoing restrictions on resale and other transfers (including the form of Purchaser's Letter), without the consent or vote of any Holder of Shares, but upon notice to all Holders of Shares, in order to reflect any amendment to Rule 144A or change in the interpretation thereof or practices thereunder if the Corporation shall have received an Opinion of Counsel to the effect that such amendment or supplement is necessary or appropriate.

           2.4. Other Restrictions. For so long as any AMPS are Outstanding, the Corporation will not reissue any Preferred Stock previously purchased or redeemed by the Corporation unless (i) prior to such reissuance the Corporation receives written confirmation from the Rating Agencies that such reissuance would not result in a reduction or withdrawal of the rating then assigned to the AMPS by the Rating Agencies and (ii) after giving pro forma effect to such reissuance the Adjusted Value of all Moody's Eligible Assets and S&P Eligible Assets would equal or exceed the Moody's Required Asset Coverage and the S&P Required Asset Coverage, respectively.


                                ARTICLE III

                                 DIVIDENDS

           3.1. General. (a) The holders of Shares of each Series of AMPS will be entitled to receive, when, as and if declared by the Board of Directors, out of funds legally available therefor, cumulative cash dividends, at the rate determined in accordance with Section 3.3.

           (b) Dividends on the Shares of AMPS of a particular Series will accumulate from the Date of Original Issue applicable thereto and will be payable, if declared, on each date determined pursuant to this sentence, which date shall be either (i) with respect to the Initial Dividend Period, on the day after the last day of such Initial Dividend Period, (ii) with respect to any Dividend Period of 49 days or more and fewer than 180 days other than the Initial Dividend Period, on the day next succeeding each period of 49 days to occur during such Dividend Period unless and until the number of days remaining in such Dividend Period would be less than 49, in which case in lieu thereof such Dividend Distribution Date shall be on the day next succeeding the last day of such Dividend Period, or (iii) with respect to any Dividend Period of 180 days or more other than the Initial Dividend Period, quarterly on the last day of each calendar quarter during such Dividend Period and, if the last day of such Dividend Period is not the last day of a calendar quarter, on the day next succeeding the last day thereof (each such date referred to in clauses (i), (ii) and (iii) being hereinafter referred to as a "Normal Dividend Distribution Date"), except that (A) if such Normal Dividend Distribution Date is not a Business Day, then the Dividend Distribution Date shall be the next succeeding date if both such date and the next succeeding date are Business Days, (B) if either of such dates are not Business Days, then the Dividend Distribution Date will be the date next preceding such Normal Dividend Distribution Date and (C) if such Shares have been called for redemption, or the date of distribution thereon in the event of any liquidation, dissolution or winding up of the Corporation has been scheduled to occur, on the date that would otherwise be the Dividend Distribution Date and if such date is the last Business Day of the year, then the Dividend Distribution Date will be the next to the last Business Day of such year; provided, however, that if the Securities Depository shall make available to its participants and members in funds immediately available in New York on such Dividend Distribution Dates, the amount due as dividends on such Dividend Distribution Dates (and the Securities Depository shall have so advised the Corporation), and if the day that otherwise would be the Dividend Distribution Date is not a Business Day, then the Dividend Distribution Date shall be the next succeeding Business Day (unless the Normal Dividend Distribution Date is December 31 in which case the Dividend Distribution Date shall be the preceding Business Day or, in the case of the exception in clause (C) above, the second preceding Business Day). Although any particular Dividend Distribution Date may not occur on a Normal Dividend Distribution Date because of the exceptions set forth above, the next succeeding Dividend Distribution Date shall be, subject to such provisos, the next Normal Dividend Distribution Date. If for any reason a Dividend Distribution Date cannot be fixed as described above, then the Board of Directors shall fix the Dividend Distribution Date. Each dividend payment date determined as provided above and each dividend payment date for an Additional Dividend is hereinafter referred to as a "Dividend Distribution Date." Each dividend shall be paid to the Holders as they appear in the Stock Register as of 12:00 noon, New York time, on the Business Day immediately preceding the Dividend Distribution Date. Dividends in arrears for any past Dividend Distribution Date may be declared and paid at any time, without reference to any regular Dividend Distribution Date, to the Holders as they appear in the Stock Register on a date, not exceeding 15 days prior to the payment date therefor, as may be fixed by the Board of Directors.

           (c) On or prior to each Dividend Distribution Date, the Corporation shall deposit with the Paying Agent sufficient funds for the payment of declared dividends.

           (d) Holders of Shares of AMPS will not be entitled to any dividends, whether payable in cash, property or stock, in excess of full cumulative dividends (including any applicable Additional Dividends). No interest will be payable in respect of any dividend payment or payments on the Shares of AMPS which may be in arrears.

           (e) No dividends shall be declared or paid or set apart for payment on the AMPS of a particular Series for any Dividend Period or part thereof unless full cumulative dividends (including Additional Dividends) have been or contemporaneously are declared and paid on each of the Shares of AMPS of such Series through the most recent Dividend Distribution Date applicable thereto. Any dividend payment made on the AMPS of a particular Series will be first credited against the dividends accumulated thereon with respect to the earliest Dividend Period for which dividends have not been paid. No Holder shall be entitled to any dividends or Additional Dividends, whether payable in cash, property or shares, in excess of full cumulative dividends and Additional Dividends, as provided in this Section
 3.1. No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment on the AMPS that may be in arrears. In case the stated dividends on the AMPS, or shares of any other class or series of stock of the Corporation ranking on a parity with the AMPS as to dividends, are not paid in full, the AMPS and such other shares of stock of the Corporation ranking on a parity with the AMPS as to dividends shall share ratably in the payment of dividends, including accumulations, if any, in accordance with the sums which would be payable on such shares if all dividends were declared and paid in full.

           (f) So long as the Shares are registered in the name of the Securities Depository or a nominee thereof, payment of dividends distributable with respect to the Shares shall be made to the Securities Depository by wire transfer provided proper wire instructions are received by the Corporation prior to the applicable Regular Record Date therefor.

           (g) With respect to each Dividend Period for a particular Series of AMPS (other than the Initial Dividend Period) that the Corporation desires to be a Special Dividend Period, the Corporation may, at its sole option and to the extent permitted by law request, by telephonic and written notice (a "Request for Special Dividend Period") to the Auction Agent and to each Broker-Dealer, that the next succeeding Dividend Period be a number of days (greater than 49) specified in the notice (a "Special Dividend Period"), provided that for any Auction occurring after the initial Auction, the Corporation may not give a Request for Special Dividend Period (and any such request shall be null and void) unless Sufficient Clearing Bids were made in the last occurring Auction for such particular Series of AMPS and unless full cumulative dividends, any amounts due with respect to mandatory redemptions, and any Additional Dividends payable prior to such date have been paid in full. Such Request for Special Dividend Period, in the case of a Dividend Period of 180 days or less, shall be given on or prior to the 4th day but not more than 7 days prior to an Auction Date for such particular Series of AMPS and, in the case of a Dividend Period of more than 180 days, shall be given on or prior to the 5th day but not more than 28 days prior to an Auction Date for such particular Series of AMPS. The Request for Special Dividend Period shall also state any Specific Redemption Provisions that will apply during such Special Dividend Period.

           Upon receiving such Request for Special Dividend Period, the Broker-Dealers shall jointly determine whether, given the factors set forth below, it is advisable that the Corporation issue a Notice of Special Dividend Period for the particular Series of AMPS as contemplated by such Request for Special Dividend Period and, if advisable, the Specific Redemption Provisions, and shall give the Corporation and the Auction Agent written notice (a "Response") of such determination by no later than the day prior to such Auction Date. In making such determination the Broker-Dealers will consider (1) existing short-term and long-term market rates and indices of such short-term and long-term rates, (2) existing market supply and demand for short-term and long-term securities, (3) existing yield curves for short-term and long-term securities comparable to such AMPS, (4) industry and financial conditions which may affect such AMPS, (5) the investment objective of the Corporation, and (6) the Dividend Periods and dividend rates at which current and potential beneficial holders of such particular Series of AMPS would remain or become beneficial holders.

           If the Response of all of the Broker-Dealers who give a Response states that given the factors set forth above it is not advisable that the Corporation give a Notice of Special Dividend Period for the particular Series of AMPS, the Corporation may not give a Notice of Special Dividend Period in respect of such Request for Special Dividend Period. In the event the Response of any Broker-Dealer does not indicate that it is not advisable that the Corporation give a Notice of Special Dividend Period for such particular Series of AMPS, the Corporation may by no later than the second day prior to such Auction Date give a notice (a "Notice of Special Dividend Period") to the Auction Agent, the Securities Depository and each Broker-Dealer which notice will specify the duration of the Special Dividend Period and the Maximum Rate therefor and Specific Redemption Provisions (if any).

           The Corporation shall not give a Notice of Special Dividend Period or convert to a Special Dividend Period and, if the Corporation has given a Notice of Special Dividend, the Corporation is required to give telephonic and written notice of revocation (a "Notice of Revocation") to the Auction Agent, each Broker-Dealer, and the Securities Depository on or prior to the Business Day prior to the relevant Auction Date if it has not obtained the advice of the Rating Agencies that the proposed Special Dividend Period will not adversely affect their then-current rating on such particular Series of AMPS or if (w) either the 1940 Act AMPS Asset Coverage Requirement is not satisfied or there shall not be maintained S&P Eligible Assets and Moody's Eligible Assets (if Moody's and S&P are rating the AMPS at the request of the Corporation) or S&P Eligible Assets (if S&P and not Moody's is rating the AMPS at the request of the Corporation) or Moody's Eligible Assets (if Moody's and not S&P is rating the AMPS at the request of the Corporation) with an aggregate Adjusted Value which equals or exceeds the Moody's Required Asset Coverage and/or the S&P Required Asset Coverage, as the case may be, (x) sufficient funds for the payment of dividends payable on the immediately succeeding Dividend Distribution Date have not been irrevocably deposited with the Auction Agent by the close of business on third Business Day preceding the related Auction Date, (y) all of the Broker-Dealers jointly advise the Corporation that after consideration of the factors listed above they have concluded that it is advisable to give a Notice of Revocation or (z) the Corporation has determined to terminate the Special Dividend Period for any reason.

           If the Corporation is prohibited from giving a Notice of Special Dividend Period as a result of clause (w), (x), (y) or (z) of the prior sentence or if the Corporation for any reason gives a Notice of Revocation with respect to a Notice of Special Dividend Period for any particular Series of AMPS, the next succeeding Dividend Period for such particular Series of AMPS will be a 49-day Dividend Period. In addition, in the event Sufficient Clearing Bids are not made in the Auction or such Auction is not held for any reason, such next succeeding Dividend Period will be a 49-day Dividend Period and the Corporation may not again give a Notice of Special Dividend Period for any particular Series of AMPS (and any such attempted notice shall be null and void) until Sufficient Clearing Bids have been made in an Auction with respect to a 49-day Dividend Period for such particular Series of AMPS.

           3.2. Restrictions on Dividends and Other Payments. So long as any Shares of AMPS are outstanding, the Corporation will not declare, pay or set apart for payment any dividend or other distribution (other than a dividend or distribution paid in shares of, or options, warrants or rights to subscribe for or purchase, Common Stock or other stock, if any, ranking junior to the Shares of AMPS as to dividends or upon liquidation) in respect of Common Stock or any other stock of the Corporation ranking junior to or on a parity with the Shares of AMPS as to dividends or upon liquidation, or call for redemption, redeem, purchase or otherwise acquire for consideration any shares of Common Stock or any other such junior stock (except by conversion into or exchange for stock of the Corporation ranking junior to the AMPS as to dividends and upon liquidation) or any such parity stock (except by conversion into or exchange for stock of the Corporation ranking junior to or on a parity with the AMPS as to dividends and upon liquidation), unless (A) immediately after such transaction, (i) the Adjusted Value of Moody's Eligible Assets and S&P Eligible Assets (if Moody's and S&P are rating the AMPS at the request of the Corporation) or S&P Eligible Assets (if S&P and not Moody's is rating the AMPS at the request of the Corporation) or Moody's Eligible Assets (if Moody's and not S&P is rating the AMPS at the request of the Corporation) would equal or exceed the Moody's Required Asset Coverage and/or the S&P Required Asset Coverage, as the case may be, and (ii) the 1940 Act AMPS Asset Coverage Requirement would be satisfied, (B) full cumulative dividends (including the then current Additional Dividends which shall be due and payable but be unpaid) on the Shares of AMPS due on or prior to the date of the transaction have been declared and paid or Deposit Assets have been deposited for such payment and (C) the Corporation has redeemed the Shares of AMPS required to be redeemed by any provision for mandatory redemption contained in these Articles Supplementary.

           3.3.  Calculation of AMPS Dividend Rate.  Except as provided in
 Section 3.4(b), the rate (the "AMPS Rate") per annum at which dividends shall be payable (if declared) with respect to a particular Series of AMPS shall be equal to (a) the rate or rates per annum established by the Board of Directors for each of the periods ending on but excluding a Dividend Distribution Date during the period commencing on and including the Date of Original Issue for such Series of AMPS and ending on but excluding the last Dividend Distribution Date with respect to such Series with respect to the Initial Dividend Period established by the Board of Directors (the "Initial Dividend Period") and (b) the rate per annum that results from implementation of the Auction Procedures pursuant to Section 3.8 (the "Auction Rate") for each subsequent period which either is a Special Dividend Period or is the 49-day period commencing on the last Normal Dividend Distribution Date for the preceding Dividend Period with respect to such Series of AMPS (each a "Subsequent Dividend Period" and together with the Initial Dividend Period a "Dividend Period"); provided that if, on any Auction Date, an Auction is not held for any reason with respect to a particular Series of AMPS the dividend rate for the next succeeding Dividend Period for such Series of AMPS shall equal the Maximum Rate on such Auction Date for a Dividend Period that is not a Special Dividend Period; and provided further that in no event shall the Auction Rate exceed the Maximum Rate.

           3.4. Calculation of Cash Dividends Distributable on AMPS. (a) The aggregate amount of dividends distributable to each Holder of Shares of AMPS of a particular Series for any Dividend Period or part thereof (the "AMPS Dividend Amount") shall be calculated by (i) multiplying the AMPS Rate for such Series of AMPS for such Dividend Period or part thereof by $100,000, (ii) (A) in the case of a Dividend Period of less than 365 days, multiplying such product by the actual number of days in such Dividend Period or part thereof concerned, or (B) in the case of a Dividend Period of 365 days or more, multiplying such product by 30 multiplied by the sum of the number of 30-day months (calculated on the basis of a 360-day year consisting of twelve months of 30 days each), plus, in the case of incomplete months, the number of days actually elapsed divided by 30 days, in the Dividend Period or part thereof concerned, (iii) dividing such product by 360 and (iv) rounding the remainder to the nearest cent (one-half a cent being rounded upwards).

           (b) If the Corporation fails to deposit, in same-day funds, with the Paying Agent by 12:00 noon, New York City time, (A) on any Dividend Distribution Date an amount sufficient to pay the dividends (whether or not earned or declared) with respect to a particular Series of AMPS payable on such Dividend Distribution Date or (B) on any Redemption Date an amount sufficient to redeem on such date fixed for redemption the Shares of AMPS of a particular Series to be redeemed (including an amount equal to dividends thereon, whether or not earned or declared, accumulated but unpaid to such Redemption Date), then, in either case, beginning with the Dividend Distribution Date or Redemption Date, as the case may be, on which such failure occurs and continuing until the Dividend Distribution Date with respect to such Series of AMPS that is or immediately follows the date the Corporation remedies such failure as provided in the third sentence of this paragraph, the dividend rate for such Series of AMPS for each Dividend Period or Redemption Date applicable thereto shall be equal to 200% of the Maximum Rate in effect on the second Business Day preceding the first day of such Dividend Period. Notwithstanding the foregoing and provided such failure is not due to the willful negligence of the Corporation, if the Corporation remedies such failure by depositing, in same-day funds, with the Paying Agent by 12:00 noon, New York City time, on the first, second or third Business Day following such Dividend Distribution Date or date fixed for redemption, as the case may be, an amount equal to (x) the unpaid dividends or unpaid redemption payments plus (y) a late charge computed at an annual rate of 200% of the Maximum Rate in effect on the second Business Day preceding the date of such failure applied to the amount of such unpaid dividends or unpaid redemption payments based on the number of days elapsed from the applicable Dividend Distribution Date or date fixed for redemption to the date on which funds for such dividends or redemption payments are deposited with the Paying Agent divided by 360, then the dividend rate for such Series of AMPS for the then-current Dividend Period applicable thereto will be the AMPS Rate established on the immediately preceding Auction Date applicable thereto. If, subsequent to the three-Business Day grace period referred to in the preceding sentence, the Corporation remedies such failure to pay dividends or the redemption payments by depositing with the Paying Agent all amounts required by the first sentence of this paragraph plus all dividends (computed at the rate specified in the first sentence of this paragraph) accumulated (whether or not earned or declared) but unpaid to the Dividend Distribution Date with respect to such Series that is or immediately precedes the date of such remedy, then the dividend rate for such Series of AMPS in respect of each Dividend Period applicable thereto commencing after such remedy will be determined in accordance with the Auction Procedures until such time as there is another failure to pay either dividends or the redemption payments with respect to such Series of AMPS. In the event of any such remedy described in the preceding sentence, the Corporation will, not more than 30 nor less than five Business Days prior to the next Auction Date with respect to such Series, notify the Auction Agent, all Holders of the Shares of such Series of AMPS and the Securities Depository in writing of the date of the next Auction.

                (c) After payment in full of the AMPS Dividend Amounts for all Outstanding Shares of a particular Series of AMPS in respect of any Dividend Period applicable thereto, the Holders of the AMPS of such Series will not be entitled to any further distributions in respect of such Dividend Period other than distributions of Additional Dividends as provided in Section 3.5.

           3.5. Additional Dividends. (a) If any of the dividends paid by the Corporation pursuant to Sections 3.1, 3.2 and 3.3 to Holders of any Series of AMPS in any taxable year cannot be designated by the Corporation as fully eligible for the Dividends Received Deduction, then, without further action by the Board of Directors, to the extent of funds legally available therefor, additional dividends ("Additional Dividends") for that year shall accumulate and shall become payable with respect to such Series of AMPS as set forth below such that the Net After-Tax Return to a Holder (calculated in a manner which assumes that such Holder entitled to receive such prior dividends by reason of being a Holder on the date immediately preceding payment has been a Holder for the entire relevant taxable year) of Shares of such Series of AMPS which is a domestic corporation from any such prior dividend and the Additional Dividend relating to such prior dividend will be the same as the Net After-Tax Return that would have been derived from such prior dividend if all of the dividends (other than Additional Dividends) paid on such Series of AMPS by the Corporation had been designated by the Corporation as fully eligible for the Dividends Received Deduction, calculated by assuming any Additional Dividends to be eligible for the Dividends Received Deduction, and by assuming any dividend designated as a capital gain dividend pursuant to clause (c) hereof as eligible for any preferential tax treatment provided under applicable law for net long-term capital gain recognized by corporations.

           (b) Shortly after the end of each fiscal year of the Corporation in which one or more dividends at one or more AMPS Rates for a particular Series of AMPS have been declared, the Corporation shall make a calculation pursuant to paragraphs (c) and (e) below of the Additional Dividends, if any, with respect to such Series for such year. The calculation of the amount of such Additional Dividends, if any, shall be based on the income and expenses of the Corporation to the end of such immediately preceding fiscal year. Each such Additional Dividend shall be payable to Holders of record as of the record date established by the Board for determining Holders entitled to receive distribution of the dividend to which such income not eligible for the Dividends Received Deduction is allocated pursuant to the provisions hereof and shall be payable on a date fixed by the Board as promptly as practicable after the calculation of the amount thereof, but in any event must be paid within the time limit and in such a manner as will permit the Corporation to treat each such Additional Dividend as having been paid during such immediately preceding fiscal year for Federal tax purposes. The Corporation shall (1) deposit with the Paying Agent or (2) irrevocably instruct its bank to segregate in a separate trust account sufficient funds for the payment of such Additional Dividends not later than noon on the date on which such Additional Dividends become payable and shall give the Paying Agent, or its bank, irrevocable instructions to apply such funds and, if applicable, the income and proceeds therefrom, to the payment of such Additional Dividends. If the Company instructs its bank to segregate funds pursuant to clause (2) in the preceding sentence, the Paying Agent shall have no obligation to take any action until such time as sufficient funds are deposited by the Company with the Paying Agent. The Corporation may direct the Paying Agent, or its bank, to invest any such available funds in Deposit Assets. All such funds (to the extent necessary to pay the full amount of such Additional Dividends) shall be held in trust for the benefit of the Holders of the Shares of AMPS entitled thereto. If, for any taxable year, all dividends paid on the AMPS of such Series are eligible in full for the Dividends Received Deduction, then the amount of each Additional Dividend with respect to such Series with respect to such taxable year shall be zero.

           (c) If for any taxable year the Corporation realizes net capital gain, then the Corporation shall:

                (i) allocate to the distributions made on each series of AMPS and any other Preferred Stock of the Corporation for a taxable year, to the extent permitted under applicable law, dividends received by the Corporation for such taxable year that would have qualified for the Dividends Received Deduction if the Corporation were not a regulated investment company ("Qualified Dividends"), and allocate the remainder of such dividends to the distributions made on the Common Stock for such taxable year;

                (ii) allocate to the distributions made on the Common Stock for such taxable year, to the extent permitted under applicable law, the net capital gain of the Corporation for such taxable year, and allocate the remainder of such net capital gain to the distributions (including Additional Dividends) made for such taxable year on each series of AMPS and any other Preferred Stock of the Corporation outstanding on the last day of such taxable year, in each case in the same proportion as the amount of such distributions on such series bears to the sum of such distributions on all such series of AMPS and Preferred Stock;

                (iii) designate one or more of the distributions made on the Common Stock for such taxable year, to the extent permitted under applicable law, as derived (in whole or in part, as the case may be) from the portion of the net capital gain of the Corporation for such taxable year that is allocated to the distributions on the Common Stock for such taxable year;

                 (iv) designate as derived (in whole or in part, as the case may be) from net capital gain allocated to the distributions made on each Series of AMPS outstanding on the last day of such taxable year, first, all or a portion of the distribution paid as dividends on the last Dividend Distribution Date for such year on which a distribution is made with respect to such Series of AMPS, and thereafter, if the net capital gain allocated to the distributions made on such Series of AMPS for such taxable year exceeds the amount of the dividend paid on such last Dividend Distribution Date, all or a portion of each distribution paid as dividends on each next preceding Dividend Distribution Date for such taxable year on which a distribution is made with respect to such Series of AMPS, in reverse order of their occurrence, until an amount equal to the amount of the net capital gain allocated to the distributions made with respect to such Series of AMPS for such year has been so designated; and

                (v) designate as derived (in whole or in part) from Qualified Dividends allocated to the distributions made on each Series of AMPS outstanding on any day during such taxable year, first, all or a portion of the distribution paid as dividends on the first Dividend Distribution Date for such year on which a distribution is made with respect to such Series of AMPS, and thereafter, all or a portion of each distribution paid as dividends on each next successive Dividend Distribution Date for such taxable year on which a distribution is made with respect to such Series of AMPS, in the order of their occurrence, until an amount equal to the amount of the Qualified Dividends allocated to the distributions made with respect to such Series of AMPS for such year has been so designated.

           (d) Notwithstanding the provisions of paragraph (c) above, if in the Opinion of Counsel an allocation and designation by the Corporation of its distributions as consisting of net capital gain or of Qualifying Dividends, respectively, other than as set forth in paragraph (c) above, would be treated for federal income tax purposes as proportionate within the meaning of applicable law, the Corporation may utilize such other method of allocation and designation.

           (e)  Notwithstanding the provisions of paragraph (c) above, if
 (x) the difference of (1) the sum of the distributions paid as dividends and Additional Dividends on any Series of AMPS and any other Preferred Stock of the Corporation and (2) the Qualified Dividends allocable to any Series of AMPS and any other Preferred Stock of the Corporation exceeds the amounts payable as dividends and Additional Dividends on the last Dividend Distribution Date for the taxable year, or (y) the Corporation is prohibited by applicable law, rule, regulation or interpretation from designating dividends and Additional Dividends as derived from net capital gain or as qualified for the Dividends Received Deduction as provided in paragraph (c) above, the Corporation shall designate distributions made as dividends and Additional Dividends on any Series of AMPS as derived from net capital gain or as Qualified Dividends in a manner determined by the Board of Directors to be just and equitable to the Holders.

           (f) If the Corporation's designations of dividends qualifying for the Dividends Received Deduction and as derived from net capital gain are not given effect for federal income tax purposes, the Corporation will not be required to pay Additional Dividends on any Series of AMPS to compensate for the resulting reduction in the Net After-Tax Return to the holders of any Series of AMPS. Moreover, no Additional Dividends shall become payable as a result of any change in the law concerning the eligibility for the Dividends Received Deduction of amounts paid with respect to any Series of AMPS.

           (g) For purposes of this Section 3.5, except as otherwise provided by applicable law, any dividend declared by the Corporation in October, November or December of any calendar year and payable to shareholders of record on a specified date in such month, and actually paid by the Corporation during January of the following calendar year shall be deemed to have been paid by the Corporation on December 31 of the year during which it was declared, unless otherwise stipulated by the Board.

           3.6. Calculation of Maximum Rate and AMPS Rates. The Corporation shall cause the Auction Agent to calculate the Maximum Rate on each Auction Date. The Corporation shall cause the Auction Agent to calculate the AMPS Rate for each Dividend Period. The Auction Agent's determination of the AMPS Rate shall (in the absence of manifest error) be final and binding upon all parties.

           3.7. Position Listings; Notices. (a) By 10:00 A.M., New York City time, on the Business Day immediately preceding the first day of each Dividend Period for a particular Series of AMPS, the Corporation shall request that the Securities Depository deliver to the Corporation a position listing showing at the close of business on the immediately preceding Regular Record Date with respect to such Series the aggregate liquidation preference of Outstanding Shares of such Series and by 2:00 P.M., New York City time, on each such Business Day, the Corporation shall have obtained such a position listing from the Securities Depository. On the basis of such position listing, the Corporation shall determine the aggregate amounts of dividends distributable on the next succeeding Dividend Distribution Date with respect to such Series to the Holders of Shares of such Series. The Corporation shall advise the Securities Depository of each Regular Record Date for the Shares of such Series at least two Business Days prior thereto.

           (b) As promptly as practicable after the Date of Original Issue for each Series of AMPS and each Dividend Distribution Date with respect thereto, and in any event at least 10 days prior to the next Dividend Distribution Date with respect thereto following such Date of Original Issue or such Dividend Distribution Date, as the case may be, the Corporation shall advise:

                (i)  the Auction Agent of such next Dividend Distribution
      Date; and

                (ii) the Securities Depository of the AMPS Rate and the AMPS Dividend Amount applicable to such Series.

 In the event that any day that is scheduled to be a Dividend Distribution Date with respect to the AMPS of a particular Series shall be changed after the Corporation shall have given the notice referred to in clause (i) of the preceding sentence, not later than 9:15 A.M., New York City time, on the Business Day next preceding the earlier of the new Dividend Distribution Date or the old Dividend Distribution Date, the Corporation shall, by such means as the Corporation deems practicable, give notice of such change to the Auction Agent and to the Holders of Shares of such Series.

           3.8. Auction Procedures. An Auction shall be conducted on each Auction Date on which there is an Auction Agent, in the following manner (it being understood that a separate Auction will be conducted on a different Auction Date for each separate Series of AMPS and, accordingly, as used in this Section 3.8, "AMPS" means the Series of AMPS subject to the related Auction and "Existing Holders" and "Potential Holders" mean Existing Holders and Potential Holders of such Series of AMPS; as used in this Section 3.8, "stated value" of any AMPS refers to the liquidation preference thereof of $100,000 per share):

           (a)  (i)  Prior to the Submission Deadline on each Auction Date:

           (A) Each Existing Holder of AMPS may submit to the Broker-Dealer information as to:

                     (I) the stated value of Outstanding AMPS, if any, held by such Existing Holder which such Existing Holder desires to continue to hold without regard to the Auction Rate for the next succeeding Dividend Period;

                     (II) the stated value of Outstanding AMPS, if any, held by such Existing Holder which such Existing Holder offers to sell if the Auction Rate for the next succeeding Dividend Period shall be less than the rate per annum specified by such Existing Holder; and/or

                     (III) the stated value of Outstanding AMPS, if any, held by such Existing Holder which such Existing Holder offers to sell without regard to the Auction Rate for the next succeeding Dividend Period.

           (B) The Broker-Dealer may contact Potential Holders to determine the stated value of AMPS which each such Potential Holder offers to purchase if the Auction Rate for the next succeeding Dividend Period shall be not less than the rate per annum specified by such Potential Holder.

           For the purposes hereof, the communication to the Broker-Dealer of information referred to in clause (A)(I), (A)(II), (A)(III) or (B) of this paragraph (i) is hereinafter referred to as an "Order" and collectively as "Orders" and each Existing Holder and each Potential Holder placing an Order is hereinafter referred to as a "Bidder" and collectively as "Bidders"; an Order containing the information referred to in (x) clause
 (A)(I) of this paragraph (i) is hereinafter referred to as a "Hold Order" and collectively as "Hold Orders," (y) clause (A)(II) or (B) of this paragraph (i) is hereinafter referred to as a "Bid" and collectively as "Bids" and (z) clause (A)(III) of this paragraph (i) is hereinafter referred to as a "Sell Order" and collectively as "Sell Orders."

           (ii) (A) A Bid by an Existing Holder shall constitute an irrevocable offer to sell:

                     (I) the stated value of Outstanding AMPS specified in such Bid if the Auction Rate determined as provided in this
                Section 3.8 shall be less than the rate specified in such Bid; or

                     (II) such stated value or a lesser stated value of Outstanding AMPS to be determined as set forth in paragraph
                (d)(i)(D) hereof if the Auction Rate determined as provided in this Section 3.8 shall be equal to the rate specified in such Bid; or

                     (III) such stated value or a lesser stated value of Outstanding AMPS to be determined as set forth in paragraph
                (d)(ii)(C) hereof if the rate specified shall be higher than the applicable Maximum Rate and Sufficient Clearing Bids have not been made.

           (B) A Sell Order by an Existing Holder shall constitute an irrevocable offer to sell:

                     (I) the stated value of Outstanding AMPS specified in such Sell Order; or

                     (II) such stated value or a lesser stated value of Outstanding AMPS as set forth in paragraph (d)(ii)(C) hereof if Sufficient Clearing Bids have not been made.

           (C) A Bid by a Potential Holder shall constitute an irrevocable offer to purchase:

                     (I) the stated value of Outstanding AMPS specified in such Bid if the Auction Rate determined as provided in this
                Section 3.8 shall be higher than the rate specified in such Bid; or

                     (II) such stated value or a lesser stated value of Outstanding AMPS as set forth in paragraph (d)(i)(E) hereof if the Auction Rate determined as provided in this Section
                3.8 shall be equal to the rate specified in such Bid.

           (D) A Bid by a Potential Holder specifying a rate per annum higher than the applicable Maximum Rate will not be considered.

           (b) (i) The Corporation shall instruct the Broker-Dealer to submit in writing to the Auction Agent prior to the Submission Deadline on each Auction Date all Orders obtained by the Broker-Dealer and shall specify with respect to each such Order:

           (A)  the name of the Bidder placing such Order;

           (B) the aggregate stated value of AMPS that are the subject of such Order;

           (C) the number of Persons for which Submitted Bids are being made and the stated value of AMPS for which each such Bid is being made;

           (D)  to the extent that such Bidder is an Existing Holder:

                     (I) the stated value of AMPS, if any, subject to any Hold Order placed by such Existing Holder;

                     (II) the stated value of AMPS, if any, subject to any Bid placed by such Existing Holder and the rate specified in such Bid; and

                     (III) the stated value of AMPS, if any, subject to any Sell Order placed by such Existing Holder;

                and

           (E) to the extent such Bidder is a Potential Holder, the rate specified in such Potential Holder's Bid.

                (ii) If any rate specified in any Bid contains more than three figures to the right of the decimal point, the Corporation shall instruct the Auction Agent to round such rate up to the next highest one one-thousandth (.001) of 1%.

                (iii) If an Order or Orders covering all Outstanding AMPS held by any Existing Holder is not submitted to the Auction Agent prior to the Submission Deadline, the Corporation shall instruct the Auction Agent to deem a Hold Order to have been submitted on behalf of such Existing Holder covering the stated value of Outstanding AMPS held by such Existing Holder and not subject to an Order submitted to the Auction Agent; provided, however, that with respect to an Auction to establish a Special Dividend Period, the Auction Agent shall deem a Sell Order to have been submitted on behalf of such Existing Holder covering such number of Outstanding AMPS.

                (iv) Neither the Corporation nor the Auction Agent shall be responsible for any failure or delay of the Broker-Dealer to submit an Order to the Auction Agent on behalf of any Existing Holder or Potential Holder.

                (v) If any Existing Holder submits through the Broker-Dealer to the Auction Agent one or more Orders covering in the aggregate more than the stated value of Outstanding AMPS held by such Existing Holder, such Orders shall be considered valid as follows and in the following order of priority:

           (A) All Hold Orders of such Existing Holder shall be considered valid, but only up to and including in the aggregate the stated value of AMPS held by such Existing Holder, and if the aggregate stated value of AMPS subject to such Hold Orders exceeds the aggregate stated value of AMPS held by such Existing Holder, the aggregate stated value of AMPS subject to each such Hold Order shall be reduced pro rata to cover the aggregate stated value of Outstanding AMPS held by such Existing Holder;

           (B) (I) any Bid of such Existing Holder shall be considered valid up to and including the excess of the stated value of Outstanding AMPS held by such Existing Holder over the aggregate stated value of AMPS subject to any Hold Orders referred to in clause (A) of this paragraph
                (v);

                     (II) subject to subclause (I) of this clause (B), if more than one Bid with the same rate is submitted on behalf of such Existing Holder and the aggregate stated value of Outstanding AMPS subject to such Bids is greater than such excess, such Bids shall be considered valid up to and including the stated value of such excess and the stated value of AMPS subject to each Bid with the same rate shall be reduced pro rata to cover the stated value of AMPS equal to such excess;

                     (III)  subject to subclause (I) and (II) of this clause
                (B), if more than one Bid with different rates is submitted on behalf of such Existing Holder, such bids shall be considered valid first in the ascending order of their respective rates until the highest rate is reached at which such excess exists and then at such rate up to and including the stated value of such excess; and

                     (IV) in any such event, the aggregate stated value of Outstanding AMPS, if any, subject to Bids not valid under this clause (B) shall be treated as the subject of a Bid by a Potential Holder at the rate therein specified; and

           (C) All Sell Orders shall be considered valid up to and including the excess of the stated value of Outstanding AMPS held by such Existing Holder over the aggregate stated value of AMPS subject to Hold Orders referred to in clause (A) of this paragraph (v) and valid Bids referred to in clause (B) of this paragraph (v).

                (vi) If more than one Bid for AMPS is submitted on behalf of any Potential Holder, each Bid submitted shall be a separate Bid with the rate and stated value therein specified.

                (vii) Any Bid or Sell Order submitted by an Existing Holder not equal to an integral multiple of the stated value of AMPS shall be rejected and shall be deemed a Hold Order. Any Bid submitted by a Potential Holder not covering an integral multiple of the stated value of AMPS shall be rejected.

                (viii) Any Order submitted in an Auction by the Broker-Dealer to the Auction Agent prior to the Submission Deadline on any Auction Date shall be irrevocable.

           (c) (i) The Corporation shall instruct the Auction Agent to assemble, not earlier than the Submission Deadline on each Auction Date, all valid Orders submitted or deemed submitted to it by the Broker-Dealer (each such Order as submitted or deemed submitted by the Broker-Dealer being hereinafter referred to individually as a "Submitted Hold Order," a "Submitted Bid" or a "Submitted Sell Order," as the case may be, or as a "Submitted Order" and collectively as "Submitted Hold Orders," "Submitted Bids" or "Submitted Sell Orders," as the case may be, or as "Submitted Orders"), and shall instruct the Auction Agent to determine:

           (A) the excess of the aggregate stated value of Outstanding AMPS on such Auction Date over the sum of the aggregate stated value of Outstanding AMPS subject to Submitted Hold Orders on such Auction Date (such excess being hereinafter referred to as the "Available AMPS"); and

           (B)  from such Submitted Orders whether:

                     (I) the aggregate stated value of Outstanding AMPS subject to Submitted Bids by Potential Holders specifying one or more rates equal to or lower than the applicable Maximum Rate;

           exceeds or is equal to the sum of:

                     (II) the aggregate stated value of Outstanding AMPS subject to Submitted Bids by Existing Holders specifying one or more rates higher than the applicable Maximum Rate; and

                     (III) the aggregate stated value of Outstanding AMPS subject to Submitted Sell Orders

      (in the event such excess or such equality exists, other than because the sum of the stated value of AMPS in subclauses (II) and (III) above is zero because all of the Outstanding AMPS are subject to Submitted Hold Orders, there shall exist "Sufficient Clearing Bids" and such Submitted Bids in subclause (I) above shall be hereinafter referred to collectively as "Sufficient Clearing Bids"); and

           (C) if Sufficient Clearing Bids have been made, the lowest rate specified in such Submitted Bids (which shall be the "Winning Bid Rate") such that if:

                     (I) (aa) each such Submitted Bid from Existing Holders specifying such lowest rate and (bb) all other Submitted Bids from Existing Holders specifying lower rates were rejected, thus entitling such Existing Holders to continue to hold the stated value of AMPS subject to such Submitted Bids; and

                     (II) (aa) each such Submitted Bid from Potential Holders specifying such lowest rate and (bb) all other Submitted Bids from Potential Holders specifying lower rates were accepted, thus entitling such Potential Holders to purchase the stated value of AMPS subject to such Submitted Bids, the result would be that such Existing Holders described in subclause (I) above would continue to hold an aggregate stated value of Outstanding AMPS which, when added to the aggregate stated value of Outstanding AMPS to be purchased by such Potential Holders described in subclause (II) above, would equal not less than the stated value of Available AMPS.

                (ii) The Corporation shall instruct the Auction Agent to advise the Corporation and the Broker-Dealer, promptly after the Auction Agent has made the determinations pursuant to paragraph (i) of this subsection (c), of the applicable Maximum Rate and the components thereof on the Auction Date and, based on such determinations, the rate (the "Auction Rate") for the next succeeding Dividend Period as follows:

           (A) if Sufficient Clearing Bids have been made, that the Auction Rate for the next succeeding Dividend Period shall be equal to the Winning Bid Rate so determined;

           (B) if Sufficient Clearing Bids have not been made (other than because all of the Outstanding AMPS are subject to Submitted Hold Orders) that the Auction Rate for the next succeeding Dividend Period shall be equal to the applicable Maximum Rate for a Dividend Period that is not a Special Dividend Period;

           (C) if all Outstanding AMPS are subject to Submitted Hold Orders, that the Auction Rate for the next succeeding Dividend Period shall be equal to 59% of the 60-day "AA" Composite Commercial Paper Rate on the Auction Date; or

           (D) if the Auction is being conducted with respect to a Special Dividend Period and Sufficient Clearing Bids do not exist, then the Dividend Period next succeeding the Auction shall automatically be 49 days and the Auction Rate for the next succeeding Dividend Period will be as set forth in paragraph
                3.8 (c)(ii)(B) above.

           (d)  Based on the determinations made pursuant to paragraph
 (c)(i) hereof, Submitted Bids and Submitted Sell Orders shall be accepted or rejected and the Corporation shall instruct the Auction Agent to take such other action as set forth below:

                (i) If Sufficient Clearing Bids have been made, all Submitted Sell Orders shall be accepted and, subject to the provisions of paragraphs (d)(iii) and (iv) hereof, Submitted Bids shall be accepted or rejected as follows in the following order of priority and all other Submitted Bids shall be rejected:

           (A) Existing Holders' Submitted Bids specifying any rate that is higher than the Winning Bid Rate shall be accepted, thus requiring each such Existing Holder to sell the aggregate stated value of AMPS subject to such Submitted Bids;

           (B) Existing Holders' Submitted Bids specifying any rate that is lower than the Winning Bid Rate shall be rejected, thus entitling each such Existing Holder to continue to hold the aggregate stated value of AMPS subject to such Submitted Bids;

           (C) Potential Holders' Submitted Bids specifying any rate that is lower than the Winning Bid Rate shall be accepted;

           (D) each Existing Holder's Submitted Bid specifying a rate that is equal to the Winning Bid Rate shall be rejected, thus entitling such Existing Holder to continue to hold the aggregate stated value of AMPS subject to such Submitted Bid, unless the aggregate stated value of Outstanding AMPS subject to all such Submitted Bids shall be greater than the stated value of AMPS (the "remaining value") equal to the excess of the Available AMPS over the aggregate stated value of AMPS subject to Submitted Bids described in clauses (B) and (C) of this Section 3.8(d)(i), in which event such Submitted Bid of such Existing Holder shall be rejected in part, and such Existing Holder shall be entitled to continue to hold the stated value of AMPS subject to such Submitted Bid, but only in a stated value equal to the aggregate stated value of AMPS obtained by multiplying the remaining value by a fraction, the numerator of which shall be the stated value of Outstanding AMPS held by such Existing Holder subject to such Submitted Bid and the denominator of which shall be the sum of the stated value of Outstanding AMPS subject to such submitted Bids made by all such Existing Holders that specified a rate equal to the Winning Bid Rate; and

           (E) each Potential Holder's Submitted Bid specifying a rate that is equal to the Winning Bid Rate shall be accepted but only in a stated value equal to the stated value of AMPS obtained by multiplying the excess of the aggregate stated value of Available AMPS over the aggregate stated value of AMPS subject to Submitted Bids described in clauses (B), (C) and
                (D) of this Section 3.8(d)(i) by a fraction, the numerator of which shall be the aggregate stated value of Outstanding AMPS subject to such Submitted Bid and the denominator of which shall be the sum of the stated value of Outstanding AMPS subject to Submitted Bids made by all such Potential Holders that specified a rate equal to the Winning Bid Rate.

                (ii) If Sufficient Clearing Bids have not been made (other than because all of the Outstanding AMPS are subject to Submitted Hold Orders), subject to the provisions of paragraph (d)(iii) hereof, Submitted Orders shall be accepted or rejected as follows in the following order of priority and all other Submitted Bids shall be rejected:

           (A) Existing Holders' Submitted Bids specifying any rate that is equal to or lower than the applicable Maximum Rate shall be rejected, thus entitling each such Existing Holder to continue to hold the aggregate stated value of AMPS subject to such Submitted Bids;

           (B) Potential Holders' Submitted Bids specifying any rate that is equal to or lower than the applicable Maximum Rate shall be accepted, thus requiring such Potential Holders to purchase the aggregate stated value of AMPS subject to such Submitted Bids; and

           (C) each Existing Holder's Submitted Bids specifying any rate that is higher than the applicable Maximum Rate and the Submitted Sell Order of each Existing Holder shall be accepted, thus entitling each Existing Holder that submitted any such Submitted Bid or Submitted Sell Order to sell the AMPS subject to such Submitted Bid or Submitted Sell Order, but in both cases only in a stated value equal to the aggregate stated value of AMPS obtained by multiplying the aggregate stated value of AMPS subject to Submitted Bids described in clause (B) of this Section 3.8(d)(ii) by a fraction, the numerator of which shall be the aggregate stated value of Outstanding AMPS held by such Existing Holder subject to such Submitted Bid or Submitted Sell Order and the denominator of which shall be the aggregate stated value of Outstanding AMPS subject to all such Submitted Bids and Submitted Sell Orders.

                (iii) The Corporation shall instruct the Auction Agent that if, as a result of the procedures described in paragraphs (d)(i) or
      (ii) hereof, any Existing Holder would be entitled or required to sell, or any Potential Holder would be entitled or required to purchase, a fraction of a Share of AMPS on any Auction Date, the Auction Agent shall, in such manner as in its sole discretion it shall determine, round up or down the number of Shares of AMPS to be purchased or sold by an Existing Holder or Potential Holder, as the case may be, on such Auction Date so that only whole Shares of AMPS will be entitled or required to be sold or purchased.

                (iv) The Corporation shall instruct the Auction Agent that if, as a result of the procedures described in paragraph (d)(i) hereof, any Potential Holder would be entitled or required to purchase less than a whole Share of AMPS on any Auction Date, the Auction Agent shall, in such manner in its sole discretion it shall determine, allocate Shares of AMPS for purchase among Potential Holders so that only whole Shares of AMPS are purchased on such Auction Date by any Potential Holder, even if such allocation results in one or more of the Potential Holders not purchasing any Shares of AMPS on such Auction Date.

                (v) If all Outstanding AMPS are subject to Submitted Hold Orders, all Submitted Bids shall be rejected.

           (e) The Corporation shall instruct the Auction Agent that based on the results of each Auction, the Auction Agent shall determine the aggregate stated value of AMPS to be purchased and the aggregate stated value of AMPS to be sold by Potential Holders and Existing Holders on whose behalf the Broker-Dealer submitted Bids or Sell Orders.

           3.9. Interpretations, Changes or Modifications. The Board of Directors may interpret the provisions of this Article III to resolve any inconsistency or ambiguity, remedy any formal defect or make any other change or modification that does not adversely affect the rights of Holders of AMPS.


                                 ARTICLE IV

                                 REDEMPTION

           4.1. Optional Redemption. To the extent permitted under the 1940 Act and Maryland Law, upon giving a Redemption Notice, the Corporation at its option may redeem the Shares of one or more Series of AMPS at any time or from time to time, at a redemption price equal to the AMPS Redemption Amount; provided, however, that (a) no Shares of a particular Series of AMPS shall be redeemed pursuant to this Section 4.1 unless all of the Outstanding Shares of such Series are simultaneously redeemed, (b) no Shares of any Series of AMPS may be redeemed pursuant to this Section 4.1 unless all dividends in arrears on the Outstanding Shares of AMPS and on all other series of Preferred Stock ranking on a parity with the AMPS with respect to the payment of dividends or upon liquidation, have been or are being contemporaneously paid or Deposit Assets irrevocably set aside for such payment, (c) no Shares of any Series of AMPS may be redeemed pursuant to this Section 4.1 unless the aggregate Adjusted Value of all Moody's Eligible Assets and S&P Eligible Assets (if Moody's and S&P are rating the AMPS at the request of the Corporation) or S&P Eligible Assets (if S&P and not Moody's is rating the AMPS at the request of the Corporation) or Moody's Eligible Assets (if Moody's and not S&P is rating the AMPS at the request of the Corporation) held by the Corporation at the time of the redemption equals or exceeds the Moody's Required Asset Coverage and/or the S&P Required Asset Coverage, as the case may be; provided, however, that if such time of redemption is prior to 1:00 p.m. on an applicable Cure Date arising under Section 4.2(a) and if giving effect to such redemption the deficiency referred to in Section 4.2(a) would not exist at 1:00 p.m. on the applicable Cure Date, then such Adjusted Value need not exceed the Moody's Required Asset Coverage and/or the S&P Required Asset Coverage, as the case may be, at the time of such redemption and (d) except for redemption in connection with voluntary liquidation of the Corporation after shareholder approval thereof or involuntary liquidation, no Shares of AMPS of a particular Series may be redeemed pursuant to this Section 4.1 in the event that a Non-Call Period is in effect with respect to such Series pursuant to a Specific Redemption Provision.

           4.2. Mandatory Redemption. To the extent permitted under the 1940 Act and Maryland Law and notwithstanding that a No-Call Period may be in effect pursuant to a Specific Redemption Provision, the Shares of each Series of AMPS are subject to mandatory redemption in whole or in part in the event of a Mandatory Redemption Event.

           The occurrence of any of the following will be a "Mandatory Redemption Event":

           (a) (i) if both Moody's and S&P are rating the AMPS at the request of the Corporation, either (A) the aggregate Adjusted Value of all Moody's Eligible Assets held by the Corporation as of the close of business on any Business Day is less than the Moody's Required Asset Coverage as of such Business Day and such deficiency continues to exist as of 1:00 p.m. (New York time) on the applicable Cure Date or (B) the aggregate Adjusted Value of all S&P Eligible Assets held by the Corporation as of the close of business on any Business Day is less than the S&P Required Asset Coverage as of such Business Day and such deficiency continues to exist as of 1:00 p.m. (New York time) on the applicable Cure Date or (ii) if Moody's and not S&P is rating the AMPS at the request of the Corporation, clause (A) above shall be operative and the state of affairs described therein shall exist and clause (B) above shall not be operative or (iii) if S&P and not Moody's is rating the AMPS at the request of the Corporation, clause (B) above shall be operative and the state of affairs described therein shall exist and clause (A) above shall not be operative;

           (b) (i) the aggregate Fair Market Value of the Securities and other assets of the Corporation is less than 130% of the sum of the aggregate AMPS Redemption Amount for all Shares of AMPS then Outstanding and the aggregate AMPS Redemption Amount (as defined in the applicable articles supplementary relating to any other Preferred Stock issued by the Corporation and rated by the Rating Agencies) applicable to any other Preferred Stock of the Corporation then outstanding, and such aggregate Fair Market Value remains less than 130% of such aggregate AMPS Redemption Amount through the close of business on the applicable Cure Date;

           (c) the Corporation ceases to qualify as a "regulated investment company" within the meaning of the Code; or

           (d) Merrill Lynch, Pierce, Fenner & Smith Incorporated ceases to be the Broker-Dealer.

           4.3. Timing of Mandatory Redemption. Upon the occurrence of a Mandatory Redemption Event, the Corporation will notify each Holder, the Custodian, the Paying Agent and the Broker-Dealer of the occurrence of such Mandatory Redemption Event as soon as practicable after it obtains knowledge thereof and will cause (i) in the case of a Mandatory Redemption Event described in Section 4.2(a), (b) or (c), all of the Shares of AMPS to be called for redemption separately for each Series of AMPS as soon as practicable after such Mandatory Redemption Event (but in no event later than the next Business Day) and effect the redemption of such AMPS not later than 10 days after the applicable Cure Date and (ii) in the case of the Mandatory Redemption Event described in Section 4.2(d), all of the Shares of AMPS to be redeemed separately for each Series of AMPS on the next succeeding Dividend Distribution Date.

           4.4. Distributions Upon Redemption. Upon any redemption, each Holder of Shares of AMPS to be redeemed will be entitled to receive out of funds legally available therefor, an amount (the "AMPS Redemption Amount") equal to the liquidation preference of such AMPS plus (a) all accrued and unpaid dividends whether or not earned or declared thereon to but excluding the Redemption Date in the case of (i) a redemption occurring on a Dividend Distribution Date (or if the exception in clause (C) of Section 3.1(b) is satisfied, the next day after a Dividend Distribution Date) with respect to such Series or (ii) a redemption occurring as a result of a Mandatory Redemption Event or (b) the Redemption Premium in all other cases plus the premium, if any, if a Premium Call Period is in effect pursuant to Specific Redemption Provisions. The "Redemption Premium" with respect to a Share of AMPS shall equal the product of (i) accrued but unpaid dividends thereon up to but excluding the Redemption Date and (ii) a fraction the numerator of which is one minus the product of (A) 100% minus the percentage specified in Section 243(a)(1) of the Code to be used in calculating the Dividends Received Deduction multiplied by (B) the highest Federal tax rate applicable to ordinary income recognized by corporations and the denominator of which is one minus the highest Federal regular tax rate applicable to net short-term capital gain recognized by corporations. The references in the preceding sentence and in Section 6.1 hereof to the highest Federal tax rate applicable to corporations shall be applied by treating the calendar year in which the Redemption Premium (or Liquidation Premium in the case of Section 6.1 hereof) is paid as the relevant taxable year, and, in the event of a change in such rate with an effective date other than the first day of the calendar year, giving effect to the provisions of Section 15 of the Code.

           In connection with a Mandatory Redemption Event, if the net assets of the Corporation are insufficient to pay in full the aggregate AMPS Redemption Amount and the aggregate redemption price of all other Preferred Stock required to be redeemed, such net assets will be distributed, out of funds legally available therefor, among the holders of Shares of AMPS and the holders of shares of such other Preferred Stock ratably in accordance with the respective preferential amounts which would be payable on all of such stock if all such amounts payable upon such redemption were paid in full.

           4.5. Notice of Redemption. Not more than 60 days before any Redemption Date (and on the same date as the notice to the Securities Depository), the Corporation will cause a notice (a "Redemption Notice") of any redemption to be mailed to the Holders of AMPS to be redeemed provided, however in the case of a redemption pursuant to Section 4.2(a), (b) or (c) the Corporation will cause a Redemption Notice to be mailed to the Holders of AMPS to be redeemed as soon as practicable after the occurrence of such events. Failure to mail a Redemption Notice to a Holder or a defect in any notice so mailed will not affect the validity of the proceedings for the redemption of the AMPS. Each Redemption Notice will set forth the certificate numbers or other identifying information of the AMPS to be redeemed, the date of issuance of such AMPS, the Redemption Date, the AMPS Redemption Amount to be paid, the address and phone number of the Paying Agent, the date of the Redemption Notice, the date on which funds will be available for payment of the AMPS Redemption Amount at the principal corporate trust office of the Paying Agent, and that from and after the close of business on the Business Day immediately preceding the Redemption Date dividends on the AMPS to be redeemed will cease to accrue and be payable.

           The Corporation will cause to be delivered to the Securities Depository a notice of redemption of AMPS on or prior to the Redemption Date. Such notice will give the Securities Depository notice of the record date selected by the Corporation for the purpose of a redemption (each a "Redemption Record Date"). The notice to the Securities Depository of the Redemption Record Date shall specify, among other things, the Redemption Record Date and the Redemption Date. Failure to deliver a notice of redemption to the Securities Depository or a defect in any notice so delivered will not affect the validity of the proceedings for the redemption of the AMPS to be redeemed.

           If the Corporation gives notice of redemption, and concurrently or thereafter deposits in trust with the Paying Agent Deposit Assets in an amount sufficient to redeem the Shares of AMPS to be redeemed, with irrevocable instructions and authority to pay the redemption price to the Holders thereof, then upon the date of such deposit or, if no such deposit is made, upon such date fixed for redemption (unless the Corporation shall default in making payment of the redemption price), all rights of the Holders of such Shares will cease and terminate, except the right to receive the redemption price thereof, but without interest, and such Shares will no longer be deemed to be Outstanding. The Corporation shall be entitled to receive, from time to time, from the Paying Agent the interest, if any, on such moneys deposited with it and the Holders of any Shares so redeemed shall have no claim to any of such interest. In case the Holder of any Shares so called for redemption shall not claim the redemption payment for his Shares within twenty-four months after the date of redemption, the Corporation shall cause the Paying Agent to pay over to the Corporation such amount remaining on deposit and the Paying Agent shall thereupon be relieved of all responsibility to the Holder of such Shares called for redemption and such Holder thereafter shall look only to the Corporation for the redemption payment.

           4.6. Cancellation. Shares so redeemed, presented and surrendered shall be cancelled upon the surrender for payment thereof. Until such surrender for payment, amounts payable upon redemption of Shares shall be held by the Corporation or the Paying Agent uninvested.


                                 ARTICLE V

                          REQUIRED ASSET COVERAGE

           5.1. Certificate of Moody's Required Asset Coverage. So long as Moody's is rating the AMPS at the request of the Corporation and except to the extent waived by Moody's, as of each Business Day and each Cure Date, the Corporation shall cause the Administrator to determine the aggregate Adjusted Value of all Moody's Eligible Assets on that day and whether such aggregate Adjusted Value on such date equals or exceeds the Moody's Required Asset Coverage on such date. The calculations of the Adjusted Value of all Moody's Eligible Assets and Moody's Required Asset Coverage, and whether the aggregate Adjusted Value of Moody's Eligible Assets equals or exceeds the Moody's Required Asset Coverage shall be set forth in a certificate substantially in the form of Schedule II to the Administration Agreement (a "Certificate of Moody's Required Asset Coverage"), dated as of each such Business Day and Cure Date and signed by an Authorized Officer. The Corporation shall cause the Administrator to deliver (by facsimile or otherwise) a Certificate of Moody's Required Asset Coverage to the Corporation by 11:00 a.m. New York time on the Business Day to which such certificate relates. With respect to the Certificate of Moody's Required Asset Coverage relating to (1) each Business Day which is the first Business Day in the months of January, April, July and October of each year, and (2) another day during each calendar quarter, which day shall be selected at random by the independent accountants signing the Accountant's Certificate referred to below, the Corporation shall, except to the extent waived by Moody's, cause the Administrator to deliver to the Corporation, within three Business Days of each such date, an Accountant's Certificate (in substantially such form as may be agreed upon by the Company and the Administrator with the consent of Moody's) certifying as to (i) the mathematical accuracy of the calculations reflected in the related Certificate of Moody's Required Asset Coverage, including the calculation of the Adjusted Value of the Moody's Eligible Assets referred to therein and confirming that the Moody's Eligible Assets referred to therein conform to the definition of Moody's Eligible Assets herein, (ii) that the methodology used by the Administrator in determining whether the Adjusted Value of Moody's Eligible Assets equals or exceeds the Moody's Required Asset Coverage is in accordance with the applicable requirements of these Articles Supplementary, and (iii) that the written or published price quotations used in such determination conform to such written or published quotations and that the Moody's Eligible Assets listed in such Certificate of Moody's Required Asset Coverage constitute Moody's Eligible Assets as defined herein. In the event that a Certificate of Moody's Required Asset Coverage is not delivered to the Corporation when required, the Moody's Required Asset Coverage will be deemed not to have been met as of the applicable date. If such Accountant's Certificate shall differ from the Administrator's calculations, then the Accountant's Certificate shall control unless any such difference results from an error in calculation by the preparers of the Accountant's Certificate.

           5.2. Notice of Moody's Required Asset Coverage. The Corporation shall cause to be delivered to Moody's, promptly after receipt thereof by the Corporation (but in no event later than the close of business on the second Business Day next succeeding the following dates) the Certificate of Moody's Required Asset Coverage with respect to each of the following dates, unless waived by Moody's: (a) the Date of Original Issue for the AMPS, (b) each date as of which the Adjusted Value of all Moody's Eligible Assets is less than the Moody's Required Asset Coverage, (c) each Cure Date, (d) each date as of which the Adjusted Value of all Moody's Eligible Assets is less than or equal to 105% of the Moody's Required Asset Coverage, (e) each Business Day which is the first Business Day in the months of January, April, July and October and (f) the date on which any Common Stock is redeemed by the Corporation.

           5.3. Certificate of S&P Required Asset Coverage. So long as S&P is rating the AMPS at the request of the Corporation and except to the extent waived by S&P, as of each Business Day and each Cure Date, the Corporation shall cause the Administrator to determine the aggregate Adjusted Value of all S&P Eligible Assets on that day and whether such aggregate Adjusted Value on such date equals or exceeds the S&P Required Asset Coverage on such date. The calculations of the Adjusted Value of all S&P Eligible Assets and S&P Required Asset Coverage, and whether the aggregate Adjusted Value of S&P Eligible Assets equals or exceeds the S&P Required Asset Coverage shall be set forth in a certificate substantially in the form of Schedule II to the Administration Agreement (a "Certificate of S&P Required Asset Coverage"), dated as of each such Business Day and Cure Date and signed by an Authorized Officer. The Corporation shall cause the Administrator to deliver (by facsimile or otherwise) a Certificate of S&P Required Asset Coverage to the Corporation by 11:00 a.m. New York time on the Business Day to which such certificate relates. With respect to the Certificate of S&P Required Asset Coverage relating to (1) each Business Day which is the first Business Day in the months of January, April, July and October of each year, and (2) another day during each calendar quarter, which day shall be selected at random by the independent accountants signing the Accountant's Certificate referred to below, the Corporation shall, except to the extent waived by S&P, cause the Administrator to deliver to the Corporation, within three Business Days of each such date, an Accountant's Certificate (in substantially such form as may be agreed upon by the Company and the Administrator with the consent of S&P) certifying as to (i) the mathematical accuracy of the calculations reflected in the related Certificate of S&P Required Asset Coverage, including the calculation of the Adjusted Value of the S&P Eligible Assets referred to therein and confirming that the S&P Eligible Assets referred to therein conform to the definition of S&P Eligible Assets herein, (ii) that the methodology used by the Administrator in determining whether the Adjusted Value of S&P Eligible Assets equals or exceeds the S&P Required Asset Coverage is in accordance with the applicable requirements of these Articles Supplementary, and (iii) that the written or published price quotations used in such determination conform to such written or published quotations and that the S&P Eligible Assets listed in such Certificate of S&P Required Asset Coverage constitute S&P Eligible Assets as defined herein. In the event that a Certificate of S&P Required Asset Coverage is not delivered to the Corporation when required, the S&P Required Asset Coverage will be deemed not to have been met as of the applicable date. If such Accountant's Certificate shall differ from the Administrator's calculations, then the Accountant's Certificate shall control unless any such difference results from an error in calculation by the preparers of the Accountant's Certificate.

           5.4. Notice of S&P Required Asset Coverage. The Corporation shall cause to be delivered to S&P, promptly after receipt thereof by the Corporation (but in no event later than the close of business on the second Business Day next succeeding the following dates) the Certificate of S&P Required Asset Coverage with respect to each of the following dates, unless waived by S&P: (a) the Date of Original Issue for the AMPS, (b) each date as of which the Adjusted Value of all S&P Eligible Assets is less than the S&P Required Asset Coverage, (c) each Cure Date, (d) each date as of which the Adjusted Value of all S&P Eligible Assets is less than or equal to 105% of the S&P Required Asset Coverage, (e) each Business Day which is the first Business Day in the months of January, April, July and October, (f) the date on which any Common Stock is redeemed by the Corporation and (g) whenever requested by S&P.

           5.5. Delivery of Accountant's Certificate to S&P. The Corporation shall cause to be delivered to S&P as soon as practicable after receipt thereof (but in no event later than 5 business days after the Corporation's receipt thereof) the Accountant's Certificate relating to the Certificate of S&P Required Asset Coverage with respect to each of the following dates, unless waived by S&P: (a) the Date of Original Issue for the AMPS; (b) each Cure Date; (c)(1) each Business Day which is the first Business Day in the months of January, April, July and October and (2) another day during each calendar quarter, which day shall be selected at random by the independent accountants signing the Accountant's Certificate.

           5.6. Alteration of Portfolio Composition. During any period in which the Adjusted Value of all Moody's Eligible Assets or S&P Eligible Assets is equal to or less than 105%, but greater than 100%, of the Moody's Required Asset Coverage or S&P Required Asset Coverage, respectively, the Corporation will not alter the composition of its investment portfolio without first determining that after giving pro forma effect to such alteration the Adjusted Value of Moody's Eligible Assets and S&P Eligible Assets (if Moody's and S&P are rating the AMPS at the request of the Corporation) or S&P Eligible Assets (if S&P and not Moody's is rating the AMPS at the request of the Corporation) or Moody's Eligible Assets (if Moody's and not S&P is rating the AMPS at the request of the Corporation) would equal or exceed the Moody's Required Asset Coverage or S&P Required Asset Coverage, as the case may be.

           5.7. 1940 Act AMPS Asset Coverage Requirement. The Corporation shall maintain, as of the last business day of each month in which any Share of AMPS is Outstanding, the 1940 Act AMPS Asset Coverage Requirement.

           5.8. Rating of the AMPS by Moody's or S&P. If at any time Moody's is not rating the AMPS at the request of the Corporation or S&P is not rating the AMPS at the request of the Corporation, then none of the provisions in Sections 2.4, 3.1(g), 3.2, 4.1, 4.2, 5.1 through 5.7 and 7.3(d) herein (including the definitions relating to Moody's or S&P, as the case may be, in Section 1.1 herein) relating to whichever of Moody's and S&P is not rating the AMPS at the request of the Corporation shall apply during the period that such Person is not rating the AMPS at the request of the Corporation.


                                 ARTICLE VI

                                LIQUIDATION

           6.1. Liquidation Rights. Upon any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the holders of Shares of each Series of AMPS will be entitled to receive, out of the assets of the Corporation available for distribution to its stockholders, before any distribution or payment is made upon any shares of Common Stock or any other capital stock of the Corporation ranking junior in right of payment upon liquidation to the AMPS, $100,000 per share plus
 (a) the amount of any dividends accumulated but unpaid (whether or not earned or declared) thereon to the date of distribution in the case where the date of distribution occurs on a Dividend Distribution Date (or if the exception in clause (C) of Section 3.1(b) is satisfied, the next day after a Dividend Distribution Date) with respect to such Series or (b) the Liquidation Premium in all other cases, and after such payment the holders of AMPS will be entitled to no other payments. The "Liquidation Premium" with respect to the Shares of a particular Series of AMPS shall equal the product of (i) accrued but unpaid dividends on such Shares up to but excluding the date of distribution and (ii) a fraction the numerator of which is one minus the product of (A) 100% minus the percentage specified in Section 243(a)(1) of the Code to be used in calculating the Dividends Received Deduction multiplied by (B) the highest Federal tax rate applicable to ordinary income recognized by corporations and the denominator of which is one minus the highest Federal regular tax rate applicable to net short-term capital gain recognized by corporations. If such assets of the Corporation are insufficient to make the full liquidating payment on each outstanding Share of AMPS and liquidating payments on any other series of Preferred Stock, then such assets will be distributed among the holders of Shares of AMPS and the holders of shares of such other series of Preferred Stock ratably in accordance with the respective preferential amounts which would be payable on all of such stock if all such liquidating amounts payable were paid in full. A consolidation or merger of the Corporation with or into any other corporation or corporations or a sale, whether for cash, shares of stock, securities or properties, of all or substantially all or any part of the assets of the Corporation shall not be deemed or construed to be a liquidation, dissolution or winding up of the Corporation within the meaning of this
 Article VI.


                                ARTICLE VII

                                   VOTING

           7.1. Voting Rights. Except as otherwise provided in the Charter and except as otherwise provided by applicable law, each Holder of AMPS will be entitled to one vote for each share held on each matter submitted to a vote of stockholders of the Corporation, and the holders of outstanding shares of Preferred Stock entitled to vote thereon, including AMPS, and of shares of Common Stock shall vote together as a single class.

           7.2. Election of Directors. (a) Holders of AMPS and any other Preferred Stock, voting together as a separate class, shall be entitled and have the exclusive right at all times to elect two of the Corporation's directors.

           (b) If at any time (i) accumulated dividends (whether or not earned or declared, and whether or not funds are then legally available in an amount sufficient therefor) on the Outstanding Shares of AMPS equal to at least two full years' dividends shall be due and unpaid and sufficient Cash or Deposit Assets shall not have been deposited with the Paying Agent for the payment of such accumulated dividends or (ii) Holders of AMPS and any other Preferred Stock are entitled to elect a majority of the directors of the Corporation under the 1940 Act (any such time during which such events specified in clause (i) or (ii) above occur and shall be continuing is referred to herein as a "Voting Period"), then the number of directors constituting the Board of Directors shall automatically be increased by the smallest number that, when added to the two directors elected exclusively by the Holders of AMPS and any other Preferred Stock as provided in Section 7.2(a), would constitute a majority of the Board of Directors as so increased by such smallest number; and the Holders of AMPS and any other Preferred Stock, voting together as a separate class, will be entitled to elect the smallest number of additional directors that, together with the two directors which such holders will be in any event entitled to elect, constitutes a majority of the total number of directors of the Corporation as so increased. If the Corporation thereafter shall pay, or declare and set apart for payment in full, all dividends payable on all Outstanding AMPS and any other Preferred Stock for all past Dividend Periods (in the case of a Voting Period caused by the event described in clause (i) above) or if the events giving rise to a Voting Period are cured or otherwise cease to exist (in the case of a Voting Period by an event described in clause (ii) above), such special voting rights shall cease, and the terms of office of all of the additional directors elected by the Holders of AMPS and any other Preferred Stock (but not of the directors with respect to whose election the holders of Common Stock were entitled to vote or the two directors the Holders of AMPS and any other Preferred Stock have the right to elect in any event) will terminate automatically thereafter on the earliest date permitted by the Maryland General Corporation Law.

           7.3. Right of Vote with Respect to Certain Other Matters. (a) Without the affirmative vote of the Holders (excluding the Corporation and any of its subsidiaries) of a majority of the outstanding AMPS and any other Preferred Stock having voting rights on such matter, voting together as a separate class without regard to series and separately by any series if such series is affected differently than the other series then outstanding, voting in person or by proxy at a special meeting called for the purpose, or the unanimous written consent of the holders of AMPS and any other Preferred Stock having voting rights on such matter acting without such a meeting, the Corporation shall not:

                (i) authorize, create or issue (or reclassify any authorized capital stock of the Corporation into), or increase the authorized or issued amount of, any class or series of stock ranking prior to the AMPS with respect to payment of dividends or the distribution of assets on liquidation; or

                (ii) amend, alter or repeal the provisions of the Charter, whether by merger, consolidation or otherwise, so as to adversely affect any of the contract rights expressly set forth in the Charter of holders of AMPS, except (A) as otherwise contemplated by Sections
      2.3 and 3.9 hereof or (B) amendments, alterations or repeals of any or all of the various provisions of Sections 5.1 through 5.5, including any defined terms used therein and including the definitions of Adjusted Value, Discount Factor, Moody's Eligible Assets, S&P Eligible Assets and Fair Market Value, to the extent provided in the definition of "Adjusted Value".

           (b) Without the affirmative vote of the holders of a majority (or such higher percentage provided for under the Charter) of the outstanding AMPS and any other Preferred Stock having voting rights on such matter, voting together as a separate class without regard to series and separately by any series if such series is affected differently than other series then outstanding, the Corporation shall not approve any plan of reorganization (as such term is defined in the 1940 Act) adversely affecting such shares or any action requiring a vote of security holders under Section 13(a) of the 1940 Act.

           (c) The class vote of holders of AMPS and any other Preferred Stock having voting rights described above shall in each case be in addition to a separate vote of the requisite percentage of shares of Common Stock and AMPS and any other Preferred Stock having voting rights, voting together as a single class, necessary to authorize the action in question to the extent that such separate vote shall be required specifically by the terms of the Charter or the Maryland General Corporation Law. Voluntary liquidation of the Company after shareholder approval thereof or involuntary liquidation of the Corporation or a merger or consolidation of the Corporation with or into, or a sale or conveyance of all or substantially all of the assets of the Corporation to, another corporation under the circumstances described in the proviso to clause (v) of Section 7.3(d) hereof shall not be deemed to adversely affect any of the contract rights expressly set forth in the Charter of the holders of AMPS or any other Preferred Stock within the meaning of Section 7.3(a)(ii).

           (d) Without the affirmative vote of the Holders (excluding the Corporation and any of its subsidiaries) of at least 66 2/3% of the Shares of the AMPS and other Preferred Stock then Outstanding and separately by any series if such series is affected differently than the other series then outstanding, voting in person or by proxy at a special meeting called for the purpose, or the unanimous written consent of the holders of Shares of AMPS and other Preferred Stock then Outstanding without such a meeting, unless the Corporation receives confirmation from the Rating Agencies that such action will not adversely affect their then current ratings of the Shares of AMPS (in which case, the vote provided for in this sentence shall not be required), the Corporation shall not:

                (i) institute proceedings to be adjudicated a bankrupt or insolvent, or consent to the institution of bankruptcy or insolvency proceedings against it, or file a petition or an answer or consent to a petition seeking reorganization or relief under any applicable federal or state law relating to bankruptcy, or consent to the appointment of a receiver, liquidator, assignee, trustee sequestrator (or other similar official) of the Corporation or a substantial part of its property, or make any assignment for the benefit of creditors, or, except as may be required by any fiduciary obligation of the Board of Directors or as may be required by applicable law, admit in writing its inability to pay its debts generally as they become due, or take any corporate action in furtherance of any such action;

                (ii) (A) create, authorize or issue (or reclassify any authorized capital shares of the Corporation into) shares of any class or series of capital stock ranking prior to the shares of any series of Preferred Stock with respect to the payment of dividends or the distribution of assets, or any securities convertible into, or warrants, options or similar rights to purchase, acquire or receive shares of any class or series of capital stock ranking prior to the shares of any series of Preferred Stock or (B) issue any shares of capital stock ranking on a parity with any series of Preferred Stock with respect to the payment of dividends and the distribution of assets unless, with respect to this clause (B), such parity stock is rated "aaa" (or a comparable successor rating by Moody's (if Moody's is then rating the AMPS at the request of the Corporation) and AAA (or a comparable successor rating) by S&P (if S&P is then rating the AMPS at the request of the Corporation) at the time of issuance of such parity stock;

                (iii) except in connection with the redemption of one or more series of Preferred Stock, create, authorize, issue, assume, incur or suffer to exist any indebtedness for borrowed money or any direct or indirect guarantee of such indebtedness by the Corporation; provided, however, that the Corporation may (without any requirement to obtain the affirmative vote or any consent of any holder of Shares of the AMPS) create, authorize, issue, assume, incur or suffer to exist any indebtedness for borrowed money or any direct or indirect guarantee of such indebtedness if the Adjusted Value of Moody's Eligible Assets and S&P Eligible Assets, respectively, would equal or exceed the Moody's Required Asset Coverage and/or S&P Required Asset Coverage, respectively, as the case may be, on the date of such transaction after giving effect thereto and not later than the date of such transaction, the Custodian provides to the Corporation a Certificate of Moody's Required Asset Coverage and/or a Certificate of S&P Required Asset Coverage showing compliance with this proviso;

                (iv) create, incur or suffer to exist, or agree to create, incur or suffer to exist, or consent to cause or permit in the future (upon the happening of a contingency or otherwise) the creation, incurrence or existence of any material lien, mortgage, pledge, charge, security interest, security agreement, conditional sale or trust receipt or other material encumbrance of any kind upon any of its Moody's Eligible Assets or S&P Eligible Assets, except (A) liens the validity of which are being contested in good faith by appropriate proceedings, (B) liens for taxes that are not then due and payable or that can be paid thereafter without penalty, (C) liens, pledges, charges, security interests, security agreements or other encumbrances arising in connection with any indebtedness permitted under clause
      (iii) above, (D) liens to secure payment for services rendered by the Broker-Dealer, Auction Agent, the Custodian, or the Paying Agent or others providing services to the Corporation and (E) liens arising by operation of law (provided that, in the event the Corporation has received actual notice of any such liens, the Corporation is contesting in good faith the validity of such liens by appropriate proceedings);

                (v) voluntarily liquidate the Corporation or consolidate or merge with or into any other corporation, or, except in connection with the redemption of the AMPS and other Preferred Stock, sell, lease or convey all or substantially all of the assets of the Corporation to a single purchaser; provided, however, that this clause (v) shall not apply to any consolidation or merger of the Corporation with or into, or a sale or conveyance of all or substantially all of the assets of the Corporation to, any other closed-end diversified management investment company registered under Section 8 of the 1940 Act, if (A) the surviving or transferee corporation (the "Surviving Corporation") has investment objectives and policies substantially similar to the investment objectives and policies of the Corporation and owns a portfolio of securities consisting primarily of common stocks that conform to the definitions of "Moody's Eligible Assets" and "S&P Eligible Assets" herein, as applicable, and (B) in connection with such transaction, either (1) each Share of AMPS is converted into or exchanged for a share of auction market preferred stock of the Surviving Corporation having terms substantially similar to the AMPS and having a rating assigned by the Rating Agencies not lower than the rating assigned by the Rating Agencies to the AMPS immediately prior to such transaction or (2) each Share of AMPS shall remain outstanding and the Surviving Corporation shall have received confirmation from the Rating Agencies that such transaction will not affect the then current rating assigned by the Rating Agencies to the AMPS.

                (vi)  except as otherwise permitted by Section 2.3, 3.9 or
      Section 7.3(a)(ii)(B), amend the Charter or any provision of the by-laws of the Corporation in any manner that materially and adversely affects the rights of holders of shares of any series of Preferred Stock (an amendment of the Charter in connection with a transaction described in the proviso to clause (v) of this Section 7.3(d) shall not be deemed to materially and adversely affect the rights of holders of shares of any series of Preferred Stock within the meaning of this clause (vi)); or

                (vii) amend the Charter to increase or decrease the number of authorized shares of any series of Preferred Stock.

 Notwithstanding anything contained herein which may be inconsistent or to the contrary, the Corporation shall not take any of the actions described in the foregoing clause (ii) or clause (iii) of this Section 7.3(d) or change the Pricing Service without prior confirmation from the Rating Agencies, or lend any of its securities or enter into any reverse repurchase agreement without prior confirmation from S&P, that such action will not adversely affect its then current rating of the Shares of AMPS.

           7.4. Voting Procedures. (a) As soon as practicable after the accrual of any right of the Holders and holders of other Preferred Stock to elect additional directors as described in Section 7.2(b), the Corporation shall notify the Secretary of the Corporation and instruct the Secretary to call or cause to be called a special meeting of the Holders and holders of other Preferred Stock by mailing or causing to be mailed a notice of such special meeting to the Holders and holders of other Preferred Stock, such meeting to be held not less than 10 nor more than 20 days after the date of mailing of such notice. If the Secretary of the Corporation does not call or cause to be called such a special meeting, it may be called by Holders and holders of other Preferred Stock of at least 25% of the vote entitled to be cast at such meeting on like notice. The record date for determining the Holders and holders of other Preferred Stock entitled to notice of and to vote at such special meeting shall be the close of business on the fifth Business Day preceding the date on which such notice is mailed. At any such special meeting and at each meeting of stockholders held during a Voting Period at which directors are to be elected, the Holders and holders of other Preferred Stock, by majority vote, voting together as a class (to the exclusion of the holders of all other securities and classes of capital stock of the Corporation), shall be entitled to elect the number of directors prescribed in Section 7.2(b) above on a one-vote-per-share basis. The Holders of one-third of the Shares of the AMPS and such other Preferred Stock then outstanding, present in person or by proxy, will constitute a quorum for the election of directors. At any such meeting or adjournment thereof in the absence of a quorum, a majority of the Holders and holders of other Preferred Stock present in person or by proxy shall have the power to adjourn the meeting for the election of directors without notice, other than by an announcement at the meeting, to a date not more than 120 days after the original record date.

           (b) For purposes of determining any right of the Holders and holders of other Preferred Stock to vote on any matter, whether such right is created by these Articles Supplementary, by statute or otherwise, no Holder and holders of any other Preferred Stock shall be entitled to vote and no share of AMPS or any other Preferred Stock shall be deemed to be "Outstanding" for the purpose of voting or determining the number of shares required to constitute a quorum, if prior to or concurrently with the time of determination of shares entitled to vote or shares deemed outstanding for quorum purposes, as the case may be, sufficient funds for the redemption of such shares have been deposited in trust with the Paying Agent for that purpose and the requisite Redemption Notice with respect to such shares shall have been given as provided in Section 4.5.

           (c) The term of office of all persons who are directors of the Corporation at the time of a special meeting of Holders and holders of any other Preferred Stock to elect directors shall continue, notwithstanding the election at such meeting by the Holders and holders of other Preferred Stock of the number of directors that they are entitled to elect, and the persons so elected by the Holders and holders of any other Preferred Stock, together with the incumbent directors, shall constitute the duly elected directors of the Corporation.

           (d) The terms of office of the additional directors elected by the Holders and holders of other Preferred Stock pursuant to Section 7.2(b) shall terminate on the earliest date permitted by the Maryland General Corporation Law following the termination of a Voting Period, the remaining directors shall constitute the directors of the Corporation and the voting rights of the Holders and holders of other Preferred Stock to elect directors shall cease.

           (e) So long as a Voting Period continues, the directors elected by the Holders and holders of other Preferred Stock shall (subject to the provisions of any applicable law) be subject to removal only by the vote of the Holders of a majority of shares of the AMPS and other Preferred Stock outstanding. Any vacancy on the Board of Directors of a directorship elected by the Holders and holders of other Preferred Stock occurring by reason of such removal or otherwise may be filled only by vote of the Holders and holders of other Preferred Stock in accordance with the provision of paragraph 7.2(b) above, and if not so filled such vacancy shall (subject to the provisions of any applicable law) be filled by a majority of the remaining directors (or the remaining director) who were elected by the Holders and holders of other Preferred Stock.

           (f) Parity Stock; Exclusive Remedy. Unless otherwise required by law, the Holders of AMPS shall not have any relative rights or preferences or other special rights other than those specifically set forth herein and each Share of AMPS shall rank on a parity with all other Preferred Stock now existing in respect of the payment of dividends and distribution of assets upon liquidation. The Holders of AMPS shall have no preemptive rights or rights to cumulative voting. In the event that the Corporation fails to pay any dividends on the AMPS, the exclusive remedy of the Holders shall be the right to vote for directors pursuant to the provisions of this Article VII and the Holders of AMPS shall have no cause of action against the Company for money damages or other relief with respect to the failure to pay such dividends.

           (g) Notification to the Rating Agencies. In the event a vote of Holders of AMPS is required pursuant to the provisions of Section 13(a) of the 1940 Act, the Corporation shall, not later than ten days prior to the date on which such vote is to be taken, notify the Rating Agencies that such vote is to be taken and the nature of the action with respect to which such vote is to be taken. Upon completion of any such vote, the Corporation shall notify the Rating Agencies as to the result of such vote.




           IN WITNESS WHEREOF, CENTRAL INVESTMENT FUND, INC. has caused these presents to be signed in its name and on its behalf by its President, and its corporate seal to be hereunto affixed and attested by its Secretary, and the said officer of the Corporation acknowledge said instrument to be the corporate act of the Corporation, and state under the penalties of perjury that to the best of their knowledge, information and belief the matters and facts therein set forth with respect to approval are true in all material respects, all on March 1, 1998.

                                    CENTRAL INVESTMENT FUND, INC.


                                    by: /s/ James A. McIntosh
                                       --------------------------
                                    Name:  James A. McIntosh
                                    Title: President


 Attest:

 /s/ Jane S. Miller
 --------------------
 Jane S. Miller
 Assistant Secretary